EXHIBIT 10.1
Certain portions of this exhibit (indicated by “[*****]”) have been omitted pursuant to Item 601(b)(10) of Regulation S-K.
BACKSTOP COMMITMENT AGREEMENT
AMONG
CALIFORNIA RESOURCES CORPORATION
AND
THE BACKSTOP PARTIES PARTY HERETO
Dated as of July 15, 2020

TABLE OF CONTENTS
______________________

PAGE

Section 1.	The Equity Rights Offering..............................................................2

Section 2.	The Backstop Commitments and Expense Reimbursement............6

Section 3.	Transfer of Backstop Commitment..................................................8

Section 4.	Backstop Party Default..................................................................10

Section 5.	Representations and Warranties of the Company...........................11

Section 6.	Representations and Warranties of the Backstop Parties...............20

Section 7.	Additional Covenants of the Company..........................................23

Section 8.	Additional Covenants of the Backstop Parties...............................30

Section 9.	Support of Plan and RSA...............................................................30

Section 10.	Conditions to the Obligations of the Backstop Parties..................30

Section 11.	Conditions to the Obligations of the Company..............................32

Section 12.	Survival..........................................................................................33

Section 13.	Termination....................................................................................33

Section 14.	Indemnification Obligations..........................................................36

Section 15.	Notices...........................................................................................39

Section 16.	Survival..........................................................................................40

Section 17.	Assignment; Third Party Beneficiaries..........................................40

Section 18.	Complete Agreement.....................................................................40

Section 19.	Governing Law; Submission to Jurisdiction; Selection of Forum;
Waiver of Trial by Jury...................................................................41

Section 20.	Counterparts...................................................................................41

Section 21.	Consent or Approval of the Backstop Parties................................41

Section 22.	Amendments and Waivers.............................................................41

Section 23.	Specific Performance; Damages....................................................42

Section 24.	Other Interpretive Matters..............................................................42

i

INDEX OF DEFINED TERMS

Term	Section
Adjusted Commitment Percentage	4(a)
Affiliate	3(b)
Affiliate Agreement	5(q)
Agreement	Preamble
Antitrust Laws	7(h)
Backstop Commitment Agreement Order	2(b)
Backstop Commitment Percentage	Recitals
Backstop Commitment Premium	2(b)
Backstop Commitments	2(a)(ii)
Backstop Funding Deadline	1(g)(v)
Backstop Funding Notice	1(g)
Backstop Parties	Preamble
Backstop Party	Preamble
Backstop Party Equity Rights Offering Amount	Recitals
Backstop Party Shares	6(d)
Backstop Party Securities	Recitals
Backstop Transfer Notice	3(a)
Bankruptcy Code	Recitals
Bankruptcy Court	Recitals
Business Day	1(d)(3)
Chapter 11 Cases	Recitals
Chosen Courts	19
Code	2(f)
Company	Preamble
Company Board	7(k)(2)
Control	3(b)
Debtors	Preamble
Defaulting Backstop Party	4(a)
Disclosure Statement	7(a)
Disclosure Statement Order	Recitals
Eligible Claims	1(a)
Eligible Holder	1(a)
Eligible Holder Equity Rights Offering Amount	Recitals
Eligible Holder Securities	Recitals
Environmental Law	5(n)
Equity Rights Offering Amount	Recitals
Equity Rights Offering Procedures	1
Equity Rights Offering Securities	Recitals
Equity Rights Offering Subscription Form	1(d)(1)

Term	Section
Funding Account	1(g)(iv)
Funding Amount	1(g)(iii)
Financial Statements	5(i)
Governmental Entity	5(f)
Hazardous Materials	5(n)
HSR Act	7(h)
Indemnified Claim	14(b)
Indemnified Person	14(a)
Indemnifying Party	14(a)
Intellectual Property Rights	5(p)
Intended Tax Treatment	2(f)
Investment Companies	1(g)
Investment Company Act	1(g)
Investor Questionnaire	1(d)(1)
Junior DIP Facility	1(g)
Junior DIP Facility Lender	1(g)
Law	5(f)
Legend	7(f)
Lien	5(v)(i)
Losses	14(a)
Material Adverse Effect	5(f)
Material Contract	5(y)
Non-Defaulting Backstop Party	4(a)
Outside Date	13(a)
Parties	Preamble
Party	Preamble
Per Share Price	Recitals
Permitted Lien	5(v)(i)
Permitted Transferee	3(a)
Person	5(l)
Petition Date	Recitals
Plan	Recitals
Reorganized CRC	Recitals
Reference Date	5(m)
Related Fund	3(b)
Required Backstop Parties	Recitals
RSA	Recitals
Securities Act	6(e)
Subscription Agent	1(d)(1)
Subscription Commencement Date	Recitals
Subscription Expiration Deadline	1(d)(3)
Subscription Record Date	Recitals

Term	Section
Subscription Right	Recitals
Taxes	5(u)(i)
Transaction Expenses	2(g)
Unsubscribed Shares	Recitals

BACKSTOP COMMITMENT AGREEMENT
This BACKSTOP COMMITMENT AGREEMENT (including exhibits and schedules attached hereto and incorporated herein, this “Agreement”), dated as of July 15, 2020 is made by and among California Resources Corporation, a Delaware corporation (the “Company”), on behalf of itself and each of its affiliates listed on Schedule 1 hereto (collectively, together with the Company, the “Debtors”), on the one hand, and the Backstop Parties set forth on Schedule 2 hereto (as such list may be amended, supplemented or modified from time to time in accordance with this Agreement, including Sections 3 and 4 hereof) (each referred to herein, individually, as a “Backstop Party” and, collectively, as the “Backstop Parties”), on the other hand. The Company and each Backstop Party is referred to herein, individually, as a “Party” and, collectively, as the “Parties”. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the RSA (as defined below).
WHEREAS, the Debtors and the Backstop Parties have entered into a Restructuring Support Agreement, dated as of July 15, 2020 (such agreement, as may be amended, restated, supplemented or otherwise modified from time to time, including all the exhibits thereto, the “RSA”), among the Debtors, the Backstop Parties and the other parties thereto which provides for, among other things, the restructuring of the Company’s capital structure and financial obligations pursuant to a plan of reorganization (as it may be amended, modified or supplemented from time to time as provided in the RSA, the “Plan”).  As contemplated by the RSA, the Debtors will commence cases (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101, et seq. (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) (the date of such filings being referred to herein as the “Petition Date”), and will file and seek confirmation of the Plan to implement the terms and conditions of the Restructuring Transactions (as defined in the RSA) consistent with the Milestones set forth in the RSA;
WHEREAS, subject to the Bankruptcy Court’s entry of an order approving the Disclosure Statement (the “Disclosure Statement Order”), and the other conditions specified in Section 10 and Section 11 hereof, on a date that is to be mutually agreed between the Debtors and the Required Backstop Parties, and in any event no later than ten calendar days after entry of the Disclosure Statement Order (such date the “Subscription Commencement Date”) the Debtors shall offer certain of their creditors the opportunity to subscribe to rights to purchase shares of New Common Stock pursuant to the Equity Rights Offering (as defined in the RSA) and this Agreement (excluding New Common Stock issued as the Backstop Commitment Premium (as defined below)) issued by the Reorganized CRC (as defined in the RSA) on the Plan Effective Date (as defined in the RSA) in connection with the Equity Rights Offering, which shall consist of (i) New Common Stock (the “Eligible Holder Securities”) offered to all Eligible Holders (as defined below) on the pro rata basis set forth in the Plan at an aggregate purchase price of $337.5 million (the “Eligible Holder Equity Rights Offering Amount”), which may be subscribed for (a “Subscription Right”) by all Eligible Holders (as defined below) of Eligible Claims (as defined below) as of 5:00 p.m. New

York City Time on the Subscription Commencement Date, which is the date and time mutually agreed between the Company and the Required Backstop Parties for the determination of the holders entitled to participate in the Equity Rights Offering (the “Subscription Record Date”), and (ii) New Common Stock that shall be subscribed for by the Backstop Parties pro rata based on such Backstop Party’s Backstop Commitment Percentage (the “Backstop Party Securities” and, collectively with the Eligible Holder Securities, the “Equity Rights Offering Securities”) at an aggregate purchase price of $112.5 million (the “Backstop Party Equity Rights Offering Amount” and, collectively with the Eligible Holder Equity Rights Offering Amount, the “Equity Rights Offering Amount”), and in each case which Equity Rights Offering Securities shall be issued at a price per share equal to $13.00 as may be adjusted pursuant to the RSA (such price, the “Per Share Price”);
WHEREAS, in order to facilitate the Plan and the Equity Rights Offering, pursuant to this Agreement, and subject to the terms, conditions and limitations set forth herein, (A) the Company has agreed to consummate the Plan and (B) each Backstop Party, severally and not jointly, has agreed to purchase from the Reorganized CRC, on the Plan Effective Date, (i) all Eligible Holder Securities allocated to such Backstop Party based on its ownership of Eligible Claims (and on the ownership of Eligible Claims owned by certain of its Related Funds as provided on Schedule 2, to the extent such Subscription Rights and associated Eligible Claims are held by its Related Funds as of the Subscription Record Date), and (ii) such Backstop Party’s percentage, as set forth on Schedule 2 opposite such Backstop Party’s name (as amended, supplemented or modified from time to time in accordance with this Agreement, including Sections 3 and 4 hereof) its “Backstop Commitment Percentage”), of (x) all Backstop Party Securities and (y) all Eligible Holder Securities that are not purchased by other Eligible Holders (as defined below) pursuant to the Equity Rights Offering (the “Unsubscribed Shares”);
WHEREAS, as consideration for their respective Backstop Commitments, the Company has agreed, subject to the terms, conditions and limitations set forth herein, to pay the Backstop Parties, on the Plan Effective Date, the Backstop Commitment Premium (as defined below);
WHEREAS, for purposes of this Agreement, “Required Backstop Parties” shall mean Backstop Parties holding at least 50.0% in aggregate amount of the Backstop Commitments of all Backstop Parties as of the date on which the consent, waiver or approval is solicited (excluding any Defaulting Backstop Parties and their corresponding Backstop Commitments).
NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties and covenants set forth herein, and other good and valuable consideration, the Company and the Backstop Parties agree as follows:
Section 1.    THE EQUITY RIGHTS OFFERING. Subject to the terms and conditions hereof, the Equity Rights Offering will be conducted in accordance with the 1145 Equity Rights Offering Procedures and 4(a)(2) Equity Rights Offering Procedures

in forms to be agreed (together, the “Equity Rights Offering Procedures”) and as follows:
(a)    Pursuant to the RSA and the Plan, each holder of record of claims (each such holder, an “Eligible Holder”) as of the Subscription Record Date will receive Subscription Rights with respect to the claims held of record by such Eligible Holder as of the Subscription Record Date (such claims being “Eligible Claims”) to subscribe for its pro rata share (measured as the principal and accrued and unpaid interest amount of Eligible Claims of the respective Class (as defined in the RSA) held by such Eligible Holder as compared to the aggregate principal and accrued and unpaid interest amount relating to such Eligible Claims of the respective Class held by all Eligible Holders of the respective Class) of the Eligible Holder Securities subject to certain other customary representations and warranties.
(b)    Subject to the terms and conditions of this Agreement, the Company hereby undertakes to offer (i) Eligible Holder Securities for subscription by Eligible Holders of Eligible Claims pursuant to the Equity Rights Offering Procedures and the Plan as set forth in this Agreement and (ii) Backstop Party Securities for subscription by the Backstop Parties pursuant to the RSA and the Plan as set forth in this Agreement.
(c)    The Debtors will issue Subscription Rights to the Backstop Parties and the other Eligible Holders to purchase the Equity Rights Offering Securities at the Per Share Price on the terms set forth herein. Each Eligible Holder of Eligible Claims as of the Subscription Record Date will receive a Subscription Right to subscribe for its share of the Eligible Holder Securities at the Per Share Price and each Backstop Party will receive a Subscription Right to subscribe for (i) its pro rata share of the Backstop Party Securities and (ii) its pro rata share of any Unsubscribed Shares based on such Backstop Party’s Backstop Commitment Percentage.
(d)    (1) The Debtors will provide, or cause to be provided, to each Eligible Holder of Eligible Claims a subscription form in accordance with the Equity Rights Offering Procedures (the “Equity Rights Offering Subscription Form”), whereby each Eligible Holder of its applicable Eligible Claims may exercise its Subscription Rights in whole or in part, provided that such Eligible Holder of such Eligible Claims (i) timely and properly executes and delivers to the subscription agent for the Equity Rights Offering selected by the Company (the “Subscription Agent”) in advance of the Subscription Expiration Deadline (as defined below) its Equity Rights Offering Subscription Form (with accompanying IRS Form W-9 or appropriate IRS Form W-8, as applicable, and, to the extent such Eligible Holders are participating in the Equity Rights Offering pursuant to the 4(a)(2) Equity Rights Offering Procedures, the investor questionnaire in the form attached to the 4(a)(2) Equity Rights Offering Procedures (the “Investor Questionnaire”)) and (ii) (A) if such Eligible Holder is not a Backstop Party, such Eligible Holder pays the aggregate purchase price of the Equity Rights Offering Securities elected to be purchased by the Eligible Holder of Eligible Claims by wire transfer of immediately available funds prior to the Subscription Expiration Deadline to an account established by the Subscription Agent for the Equity Rights Offering or (B) if

such Eligible Holder is a Backstop Party, such Backstop Party pays, in accordance with Section 1(g), the aggregate purchase price of its Equity Rights Offering Securities and those Equity Rights Offering Securities to be purchased by such Backstop Party, as provided on Schedule 2, including with respect to Subscription Rights allocated to certain of its Related Funds to the extent such Subscription Rights and associated Eligible Claims are held by its Related Funds as of the Subscription Record Date.
(1)    In advance of the Subscription Expiration Deadline, (A) the Debtors shall deliver to each Backstop Party a notice setting forth such Backstop Party’s allocation of (A) the Eligible Holder Securities and (B) Backstop Party Securities, in each case for which it may exercise its Subscription Rights in accordance with Section 2(c) and (B) each Backstop Party shall, on or prior to the Subscription Expiration Deadline, exercise in full its rights to purchase such allocated portion of the Equity Rights Offering Securities, pursuant to the procedures set forth in the preceding clause (1) and the Equity Rights Offering Procedures, subject to payment in accordance with Section 1(g). For the avoidance of doubt, each Backstop Party shall fully exercise all Subscription Rights allotted to it for the purchase of the Equity Rights Offering Securities.
(2)    For purposes of this Agreement, the “Subscription Expiration Deadline” means 5:00 p.m. New York City time on such date that is 28 calendar days from (and including) the Subscription Commencement Date or such other date as the Company, subject to the approval of the Required Backstop Parties may specify in a notice provided to the Eligible Holders of Eligible Claims before 9:00 a.m. New York City time on the Business Day before the then-effective Subscription Expiration Deadline. For purposes of this Agreement, “Business Day” means any day of the year on which national banking institutions in New York City are open to the public for conducting business and are not required or authorized to close.
(e)    The Reorganized CRC will issue Equity Rights Offering Securities consisting of New Common Stock to the Eligible Holders of Eligible Claims with respect to which Subscription Rights were validly exercised by such Eligible Holders of Eligible Claims upon the Plan Effective Date. The portion of Equity Rights Offering Securities issued to an Eligible Holder who elects to acquire such Equity Rights Offering Securities shall be rounded down to the nearest whole share.
(f)    If the Subscription Agent for any reason does not receive from an Eligible Holder of Eligible Claims both a timely and duly completed Equity Rights Offering Subscription Form (with accompanying IRS Form W-9 or appropriate Form W-8, as applicable) and timely payment for the Equity Rights Offering Securities being purchased by such Eligible Holder of Eligible Claims, the Equity Rights Offering Procedures shall provide that, unless otherwise approved by the Company and the Required Backstop Parties, such Eligible Holder of Eligible Claims shall be deemed to have relinquished and waived its right to participate in the Equity Rights Offering.
(g)    As soon as reasonably practicable following the Subscription Expiration Deadline (but no later than five (5) Business Days following the Subscription Expiration

Deadline), the Company hereby agrees and undertakes to deliver to each Backstop Party by email delivery a written notice (the “Backstop Funding Notice”) of: (i) the number of Eligible Holder Securities that such Backstop Party has subscribed to purchase pursuant to such Backstop Party’s Equity Rights Offering Subscription Form (including, for the avoidance of doubt, those Equity Rights Offering Securities to be purchased by such Backstop Party, as provided on Schedule 2, pursuant to certain Subscription Rights allocated to certain of its Related Funds to the extent such Subscription Rights and associated Eligible Claims are held by its Related Funds as of the Subscription Record Date) and the aggregate purchase price therefor; (i) the aggregate number of Backstop Party Securities that such Backstop Party is required to purchase pursuant to the terms of this Agreement in accordance with such Backstop Party’s Backstop Commitment Percentage; (i) the aggregate number of Unsubscribed Shares to be issued and sold by the Reorganized CRC to such Backstop Party based upon each Backstop Party’s Backstop Commitment Percentage and the aggregate purchase price therefor (together with the amounts referenced in (i) and (ii), such Backstop Party’s “Funding Amount”); (i) wire instructions for a segregated account (the “Funding Account”) established with an escrow agent or the Subscription Agent reasonably acceptable to the Required Backstop Parties to which such Backstop Party shall deliver an amount equal to its Funding Amount; and (i) the estimated deadline for delivery of the Funding Amount which shall be no greater than five (5) Business Days before the expected Plan Effective Date (the “Backstop Funding Deadline”); provided that the Backstop Funding Deadline shall be a minimum of five (5) Business Days after the date of such notice (unless an earlier date is required to ensure the Backstop Funding Deadline is no more than three (3) Business Days before the expected Plan Effective Date). Each Backstop Party (other than those that are registered investment companies (“Investment Companies”) under the Investment Company Act of 1940, as amended (the “Investment Company Act”)) shall deliver and pay its applicable Funding Amount by wire transfer in immediately available funds in U.S. dollars into the Funding Account by the Backstop Funding Deadline Account. On the Plan Effective Date, each Backstop Party that is an Investment Company shall deliver and pay its respective Funding Amount by wire transfer of immediately available funds in U.S. dollars to a segregated bank account of the Company or make other arrangements that are reasonably acceptable to the applicable Investment Company and the Company, in satisfaction of such Backstop Party’s Backstop Commitment and its obligations to fully exercise its Subscription Rights. If this Agreement is terminated pursuant to Section 13 after such delivery, all funds delivered by the Backstop Parties shall be released to the applicable Backstop Party, without any interest accrued thereon, promptly following such termination. Notwithstanding the foregoing, for administrative convenience, at the direction and option of any lender under the Junior DIP Facility (a “Junior DIP Facility Lender”) that is also a Backstop Party or a Related Fund of any Backstop Party, may elect by written direction to the Company reasonably prior to the Funding Deadline that all or a portion of the cash to be received by such Junior DIP Facility Lender on account of the principal amount of Junior DIP Obligations owed to it shall be set off or otherwise applied on a dollar for dollar basis towards the cash payment obligations of such Backstop Party or Related Fund under this Agreement, pursuant to such documentation as the Company may reasonably require to evidence the discharge of the applicable Junior DIP Obligations to the extent of the amounts so applied; provided further for the avoidance of doubt, that such obligations may be applied to satisfy the obligations of any Related Funds of such Backstop Party, at the option thereof.
(h)    The Equity Rights Offering will be conducted in reliance upon one or more exemptions from registration under the Securities Act, which will include the exemption provided in Section 1145 of the Bankruptcy Code to the fullest extent available and, to the extent such exemption is not available (and in the proportion required to preserve the availability of such exemption under Section 1145 of the Bankruptcy Code), the exemption from registration set forth in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder or another available exemption from registration under the Securities Act, and the Disclosure Statement shall include an appropriate statement to such effect. The offer and sale of the Unsubscribed Shares purchased by the Backstop Parties pursuant to this Agreement will be made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act or another available exemption from registration under the Securities Act, and the Disclosure Statement shall include a statement to such effect.
Section 2.    THE BACKSTOP COMMITMENTS AND EXPENSE REIMBURSEMENT.
(a)    On the basis of the representations and warranties contained herein, but subject to the conditions set forth in Section 10, each of the Backstop Parties, severally and not jointly, agrees to:
(i)    subscribe for, in accordance with Section 1(d)(2), and purchase, in accordance with Section 1(g), the Eligible Holder Securities allocated to such Backstop Party and the Backstop Party Securities allocated to such Backstop Party, in each case at the aggregate purchase price therefor based upon the Per Share Price; and
(ii)    purchase, in accordance with Section 1(g), its Backstop Commitment Percentage of the Unsubscribed Shares at the aggregate purchase price therefor based upon the Per Share Price (together with its commitment pursuant to Section 2(a)(i), the “Backstop Commitments”).
(b)    On the basis of the representations and warranties herein contained, and subject to the entry by the Bankruptcy Court of the order to assume this Agreement in a form to be agreed (the “Backstop Commitment Agreement Order”), as consideration for the Backstop Commitments and the other undertakings of the Backstop Parties herein, the Reorganized CRC will pay to the Backstop Parties, in the aggregate, on the Plan Effective Date, a nonrefundable aggregate premium in an amount equal to 8% of the Equity Rights Offering Amount (the “Backstop Commitment Premium”) at the same Per Share Price as paid in the Equity Rights Offering, which Backstop Commitment Premium shall be deemed fully earned by the Backstop Parties upon the execution of this Agreement, in the form of shares of New Common Stock (issued at the Per Share Price), which shall be allocated on the Plan Effective Date among the Backstop Parties pro rata based on each Backstop Party’s Backstop Commitment Percentage. Subject to approval of the Bankruptcy Court, the Backstop Commitment Premium (or the Termination Payment (as defined below), as applicable) shall constitute an allowed administrative expense of the Debtors’ estate under Sections 503(b) and 507 of the Bankruptcy Code.
(c)    On the Plan Effective Date, the Backstop Parties will purchase, and the Reorganized CRC will sell to the Backstop Parties, only such amount of Equity Rights Offering Securities and Unsubscribed Shares as is listed in the Backstop Funding Notice and for which a Backstop Party has funded its Funding Amount, without prejudice to the rights of the Reorganized CRC or the Backstop Parties to seek later an upward or downward adjustment if the amount of Equity Rights Offering Securities or Unsubscribed Shares in such Backstop Funding Notice is inaccurate and in such event, the respective obligations to fund additional purchase price or issue additional Equity Rights Offering Securities or Unsubscribed Shares shall survive notwithstanding such Backstop Funding Notice.
(d)    Delivery of the Unsubscribed Shares and Equity Rights Offering Securities will be made by the Reorganized CRC to the respective Backstop Parties on the Plan Effective Date upon the release of the Funding Amount of each Backstop Party from the Funding Account, upon which time such funds shall be delivered to the Reorganized CRC by wire transfer of immediately available funds to the account specified by the Reorganized CRC to the Backstop Parties at least twenty four (24) hours in advance.
(e)    Delivery of the shares in connection with the Backstop Commitment Premium will be made by the Reorganized CRC to the respective Backstop Parties on the Plan Effective Date.
(f)    Tax Treatment. Each of the parties intends that, for U.S. federal income tax purposes, the Backstop Commitment Premium and the Termination Payment shall be treated as a “put premium” paid to the Backstop Parties (the “Intended Tax Treatment”). Each party shall file all tax returns consistent with, and take no position inconsistent with such treatment (whether in audits, tax returns or otherwise) unless required to do so pursuant to a “determination” within the meaning of Section 1313(a) of the Internal Revenue Code of 1986, as amended (the “Code”).
(g)    In accordance with and subject to the Backstop Commitment Agreement Order, the Debtors agree to pay, in accordance with Section 2(h) below, all of the reasonable and documented fees and expenses incurred by the Backstop Parties before, on or after the date hereof related to the Restructuring Transactions for which invoices (which shall not be required to contain time detail) or receipts are forwarded to the Company and not otherwise paid pursuant to the RSA or in connection with the Chapter 11 Cases, including (x) the reasonable and documented fees and expenses of the Ad Hoc Group Advisors (as defined in the RSA) and (y) any filing fees or other costs, fees or expenses associated with the matters contemplated by Section 7(h) or 8(a) but, for the avoidance of doubt, not including any success, transaction or similar fees unless set forth in written agreements approved by the Company (collectively, “Transaction Expenses”). The reimbursement of such Transaction Expenses shall, pursuant to the Backstop

Commitment Agreement Order, constitute allowed administrative expenses against each of the Debtors’ estates under sections 503(b) and 507 of the Bankruptcy Code, which, for the avoidance of doubt, shall be pari passu with all other administrative expenses of the Debtors’ estate.
(h)    The reimbursement of Transaction Expenses as described in Section 2(g) above shall be paid in cash in accordance with the terms set forth in the RSA in respect of the Consenting Parties Fees and Expenses (as defined in the RSA).
Section 3.    TRANSFER OF BACKSTOP COMMITMENT.
(a)     Each Backstop Party’s Backstop Commitment shall be transferable, in whole or in part, to a Permitted Transferee (as defined below) or pursuant to Section 3(b); provided that the transferring Backstop Party shall give notice of its intent to transfer its Backstop Commitment (other than to a Related Fund (as defined below) or any other Backstop Party), whether in whole or in part (“Backstop Transfer Notice”), to the Company and the non-transferring Backstop Parties and each such non-transferring Backstop Party shall have a right, but not an obligation, for a period of five (5) days following receipt of the Backstop Transfer Notice to purchase its pro rata share thereof based on the proportion of its Backstop Commitment to the aggregate amount of Backstop Commitments of all non-transferring Backstop Parties purchasing such transferring Backstop Party’s Backstop Commitment, on the terms described in the Backstop Transfer Notice. If any non-transferring Backstop Party does not elect to purchase its full pro rata share of the Backstop Commitment offered in the Backstop Transfer Notice, then within five (5) days after the expiration of the initial five (5) day period, the transferring Backstop Commitment Party shall notify each non-transferring Backstop Commitment Party that elected to purchase its full pro rata share of the Backstop Commitment proposed to be transferred and each such non-transferring Backstop Commitment Party shall have a right, but not an obligation, for a period of five (5) days following receipt of such notice to purchase its pro rata share of such unsubscribed portion of the Backstop Commitments proposed to be transferred in such Backstop Transfer Notice based on the proportion of its Backstop Commitment to the aggregate amount of Backstop Commitments of all non-transferring Backstop Commitment Parties that exercise their respective rights to purchase such transferring Backstop Commitment Party's Backstop Commitment in full, on the terms described in the Backstop Transfer Notice. In the event that following the elections described above, the non-transferring Backstop Parties do not elect to purchase all of the Backstop Commitment offered in the Backstop Transfer Notice, the transferring Backstop Party shall have the right to complete such transfer to any such Permitted Transferee at a price no lower than the price set forth in the Backstop Transfer Notice and on other terms and conditions that are at least as favorable in the aggregate to such transferring Backstop Party as such other terms and conditions set forth in the Backstop Transfer Notice. Any Permitted Transferee of a Backstop Commitment shall agree in writing to be bound by the representations, warranties, covenants and obligations of such transferring Backstop Party under this Agreement and the RSA and any Permitted Transferee (other than a Related Fund or any other Backstop Party) shall, as a condition of such transfer, provide the Company and the non-transferring Backstop Parties with evidence reasonably satisfactory to the Company that such transferee is reasonably capable of fulfilling such obligations, including such financial information as may reasonably be requested by the Company demonstrating the ability of such Permitted Transferee to fund the entire amount of its existing Backstop Commitment plus the amount of the Backstop Commitment transferred to such Permitted Transferee. For purposes of this Agreement, “Permitted Transferee” means (i) a Related Fund, (ii) any other Backstop Party and (iii) any other person that is a party to the RSA or executes a joinder thereto with the consent (not to be unreasonably withheld, conditioned or delayed) of the Required Backstop Parties and the Company (including, as part of such joinder, making the necessary representations and warranties under this Agreement); provided, that absent such consent, such transferee shall be deemed a Permitted Transferee to the extent such proposed transferee deposits with the Subscription Agent or escrow agent, pursuant to escrow arrangements satisfactory to the Company, a Funding Amount sufficient, in the reasonable determination of the Company, to satisfy the transferring Backstop Party’s obligations under this Agreement.
(b)    Notwithstanding the foregoing, (i) a Backstop Party or any Affiliates thereof may assign its Backstop Commitment and Subscription Rights to any other Backstop Party without submitting a Backstop Transfer Notice or complying with the terms of clause (a) above, in which case such assigning Backstop Party shall notify the Company reasonably promptly and (ii) a Backstop Party or any Affiliates (as defined below) thereof may assign its Backstop Commitment and Subscription Rights to any fund, account (including any separately managed accounts) or investment vehicle that is controlled, managed, advised or sub-advised by such Backstop Party, an Affiliate thereof or the same investment manager, advisor or subadvisor as the Backstop Party or an Affiliate of such investment manager, advisor or subadvisor (each, a “Related Fund”) without submitting a Backstop Transfer Notice or complying with the terms of the preceding clause (a), in which case such assigning Backstop Party shall notify the Company and the non-transferring Backstop Parties and such Related Fund transferee shall agree in writing to be bound by the representations, warranties, covenants and obligations of such transferring Backstop Party under this Agreement and the RSA, shall make the representations set forth in Section 6 hereof as of the date of such transfer as if it was a Backstop Party, and shall, as a condition of such transfer, provide the Company and the non-transferring Backstop Parties with evidence reasonably satisfactory to them that such transferee is reasonably capable of fulfilling such obligations. Solely in the case of transfers to a Related Fund, the assigning Backstop Party shall remain fully obligated for its Backstop Commitment (which, for the avoidance of doubt, includes such assigned amount). For purposes of this Agreement, (i) “Affiliate” shall mean with respect to any specified Person (as defined below), any other Person that, at the time of determination, directly or indirectly through one or more intermediaries, Controls (as defined below), is Controlled by or is under common Control with such specified Person and (ii) “Control” shall mean, as to any Person, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. The terms “Controlled by,” “Controlled” and “under common Control with” shall have correlative meanings.

(c)    Any transferee pursuant to clauses (a) and (b) above shall be deemed a Backstop Party, subject to the terms hereof. Notwithstanding anything to the contrary set forth herein, the transfer of any Claims by any Backstop Party shall not have any effect on a Backstop Party’s Backstop Commitment Percentage.
(d)    Furthermore, each Backstop Party shall have the right to designate by written notice to the Company no later than two (2) Business Days prior to the Plan Effective Date that some or all of the Backstop Party Shares be issued in the name of, and delivered to, one or more of its Affiliates or Related Funds upon receipt by the Company of payment therefor in accordance with the terms hereof, which notice of designation shall (i) be addressed to the Company and signed by such Backstop Party and each such Affiliate or Related Fund, (ii) specify the number of Backstop Party Shares to be delivered to or issued in the name of such Affiliate or Related Fund and (iii) contain a confirmation by each such Affiliate or Related Fund of the accuracy of the necessary representations and warranties set forth in Section 6 hereof, as if such Affiliate or Related Fund was a Backstop Party.
(e)    Any transfer in violation of these transfer procedures shall be void ab initio; provided that a transfer shall not be void ab initio solely on account of a failure of a Backstop Party to provide the Company or the non-transferring Backstop Parties with the Backstop Transfer Notice.
Section 4.    BACKSTOP PARTY DEFAULT. Any Backstop Party, on a several and not joint basis, that fails to timely fund its Backstop Commitment by the Backstop Funding Deadline or fully exercise all Subscription Rights held by it in the Equity Rights Offering (but for the avoidance of doubt, no Backstop Party shall be liable for any default of any other Backstop Party pursuant to this Agreement) after written notice thereof and a 2 (two) Business Day opportunity to cure (a “Defaulting Backstop Party”) will be liable for the consequences of its breach and the Company may enforce rights of money damages and/or specific performance upon the failure to timely fund by the Defaulting Backstop Party. Each Backstop Party that is not a Defaulting Backstop Party (each, a “Non-Defaulting Backstop Party”) shall have the right, but not the obligation, to assume its Adjusted Commitment Percentage (or such other proportion as agreed by the Non-Defaulting Backstop Parties) of such Defaulting Backstop Party’s Backstop Commitment. For this purpose, the “Adjusted Commitment Percentage” means, with respect to any Non-Defaulting Backstop Party, a fraction, expressed as a percentage, the numerator of which is the Backstop Commitment Percentage of such Non-Defaulting Backstop Party and the denominator of which is the aggregate Backstop Commitment Percentages of all Non-Defaulting Backstop Parties.     No Defaulting Backstop Party shall be entitled to any portion of the Backstop Commitment Premium (as defined in the Backstop Commitment Term Sheet referred to in the RSA) and all distributions of New Common Stock distributable to a Defaulting Backstop Party, including on account of the Backstop Commitment Premium, shall be either (i) to the extent assumed by Non-Defaulting Backstop Parties, re-allocated contractually and turned over as liquidated damages (including any Backstop Commitment Premium) to those Non-Defaulting Backstop Parties that have elected to subscribe for their full Adjusted Commitment

Percentage or (ii) if not assumed by the Non-Defaulting Backstop Parties, forfeited and retained by the Company, as applicable.
Section 5.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to, and agrees with, the Backstop Parties as set forth below. Except for representations, warranties and agreements that are expressly limited as to their date, each representation, warranty and agreement is made as of the date hereof.
(a)    Organization and Qualification. Each of the Company and its subsidiaries (i) is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization and has the requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted in all material respects and (ii) is duly qualified or authorized to do business and is in good standing under the laws of each jurisdiction in which it owns or leases real property or in which the conduct of its business or the ownership of its properties requires such qualification or authorization, in each case except where the failure to be so qualified, authorized or in good standing would not be reasonably likely to result in a Material Adverse Effect.
(b)    Power and Authority.
(i)    The Company has the requisite corporate power and authority to enter into, execute and deliver this Agreement and any other agreements contemplated herein or in the Plan and, subject to entry of the Backstop Commitment Agreement Order, the Confirmation Order (as defined in the RSA) and consummation of the Plan, to perform its obligations hereunder and under any other agreements contemplated herein or in the Plan, including, to issue the Subscription Rights and the Equity Rights Offering Securities. The Company has taken all necessary corporate action required for the due authorization, execution, delivery and performance by it of this Agreement and any other agreements contemplated herein or in the Plan, and, subject to entry of the Backstop Commitment Agreement Order, following the entry of the Confirmation Order will have taken all necessary corporate action required to perform its obligations hereunder and under any other agreements contemplated herein or in the Plan, including, to issue the Subscription Rights and the Equity Rights Offering Securities.
(ii)    The Company has the requisite corporate power and authority to file the Plan with the Bankruptcy Court and, subject to entry of the Backstop Commitment Agreement Order, the Confirmation Order and consummation of the Plan, to perform its obligations thereunder, and will have taken all necessary corporate action required for the due authorization, execution, delivery and performance by it under the Plan.
(c)    Execution and Delivery; Enforceability. This Agreement and any other agreements contemplated herein has been and will be, duly and validly executed and delivered by the Company, and, subject to entry of the Backstop Commitment Agreement Order, the Confirmation Order and consummation of the Plan, each of this Agreement and any other agreements contemplated herein and the Plan constitutes or will constitute the valid and binding obligations of the Company and the Reorganized CRC, enforceable against the Company and the Reorganized CRC in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws or by equitable principle relating to enforceability.
(d)    Authorized Capital. Upon the Plan Effective Date, the authorized capital of the Reorganized CRC shall be consistent with the terms of the Plan and Disclosure Statement (as defined below) and the issued and outstanding Equity Rights Offering Securities of the Reorganized CRC shall be consistent with the terms of the Plan and Disclosure Statement.
(e)    Issuance. The distribution of the Subscription Rights and, subject to entry of the Backstop Commitment Agreement Order, the Confirmation Order and consummation of the Plan, the issuance of the Equity Rights Offering Securities, including the New Common Stock subscribed for by the Backstop Parties in the Equity Rights Offering, the Unsubscribed Shares and the shares issued pursuant to the Backstop Commitment Premium, will have been duly and validly authorized and, when the Equity Rights Offering Securities are issued and delivered against payment therefor in the Equity Rights Offering or to the Backstop Parties hereunder, will be duly and validly issued and outstanding, fully paid, non-assessable and free and clear of all Taxes, liens, pre-emptive rights, rights of first refusal, subscription and similar rights, except as set forth herein, and other than liens pursuant to applicable securities laws.
(f)    No Conflict. The distribution of the Subscription Rights, and, subject to entry of the Confirmation Order and consummation of the Plan, the sale, issuance and delivery of the Equity Rights Offering Securities upon exercise of the Subscription Rights, the consummation of the Equity Rights Offering by the Reorganized CRC, the sale, issuance and delivery of the Unsubscribed Shares pursuant to the terms hereof, and the execution and delivery (or, with respect to the Plan, the filing with the Bankruptcy Court) by the Company of this Agreement and the Plan and compliance by it with all of the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby: (i) will not conflict with or result in a breach or violation of, any of the terms or provisions of, or constitute a default under (with or without notice or lapse of time, or both), or result, except to the extent expressly provided in or contemplated by the Plan, in the acceleration of, or the creation of any lien under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of their properties or assets is subject; (ii) will not result in any violation of the provisions of the organizational documents of the Company or any of its subsidiaries; and (iii) assuming the accuracy of the Backstop Parties’ representations and warranties in Section 6, will not result in any violation of, or any termination or material impairment of any rights under, any statute or any license, authorization, injunction, judgment, order, decree, rule or regulation of any transnational, domestic or foreign federal, state or local governmental, regulatory or administrative authority, department, agency or official, including any political subdivision thereof or any federal, state, municipal, domestic or foreign court, arbitrator, or tribunal (“Governmental Entity”) having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, except in any such case described in clause (i) or clause (iii), as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. “Material Adverse Effect” means any fact, event, change, effect, development, circumstance, or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on: (a) the business, operations, properties, assets or financial condition of the Company and its subsidiaries, in each case taken as a whole; or (b) the ability of the Company or any of its subsidiaries, in each case taken as a whole, to perform their material obligations under the Agreement and any other material agreement contemplated thereby, in each case of clauses (a) and (b), except to the extent arising from or attributable to the following (either alone or in combination) (A) the filing of the Chapter 11 Cases, (B) any change after the date hereof in global, national or regional political conditions (including hostilities, acts of war, sabotage, terrorism or military actions, or any escalation or material worsening of any such hostilities, acts of war, sabotage, terrorism, military actions existing or underway, “acts of God” or pandemics) or in the general business, market, financial or economic conditions affecting the industries, regions and markets in which the Debtors operate, including any change in the United States or applicable foreign economies or securities, commodities or financial markets, or force majeure events or “acts of God”; (C) the price of oil and gas products or derivative products or the price of power or other inputs or goods or services; (D) the novel coronavirus (COVID-19) pandemic, (E) the filing of the Plan, the RSA and the other documents contemplated thereby, or any action required by the Plan or the RSA that is made in compliance with the Bankruptcy Code; (F) any changes in applicable transnational, domestic or foreign federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Entity, as amended unless expressly specified otherwise (“Law”) or generally accepted accounting principles in the United States; (G) declarations of national emergencies in the United States or natural disasters in the United States; provided that the exceptions set forth in these clauses (B), (C), (D), (F) and (G) shall not apply to the extent that such described change has a disproportionately adverse impact on the Debtors, taken as a whole, as compared to other companies in the industries in which the Debtors operate.
(g)    Alternative Restructuring Proposals. As of the date hereof, neither the Company nor any of its controlled Affiliates nor, to the knowledge of the Company, any Representative of the Company has entered into any agreement or reached any understanding with regard to any Alternative Restructuring Proposal (as defined in the RSA) that has not been disclosed to the Backstop Parties.
(h)    Consents and Approvals. Assuming the accuracy of the Backstop Parties’ representations and warranties in Section 6, no consent, approval, authorization, order, registration or qualification of or with any Governmental Entity having jurisdiction over the Company or any of its subsidiaries is required for the distribution of the Subscription Rights, the sale, issuance and delivery of the Equity Rights Offering Securities upon exercise of the Subscription Rights, the issuance, sale and delivery of Unsubscribed Shares to the Backstop Parties hereunder, the consummation of the Equity Rights Offering by the Reorganized CRC and the execution and delivery by the Company of this Agreement or the Plan and compliance by them with all of the provisions hereof and thereof (including payment of the Backstop Commitment Premium and Transaction Expenses of the Backstop Parties as required herein) and the consummation of the transactions contemplated hereby and thereby, except (i) the entry of the Confirmation Order and the Backstop Commitment Agreement Order, (i) entry by the Bankruptcy Court, or any other court of competent jurisdiction, or orders, as may be necessary in the Chapter 11 Cases from time to time and consistent with the consent rights set forth in the RSA, (iii) filings, if any, pursuant to the HSR Act and the expiration or termination of all applicable waiting periods thereunder or any applicable notification, authorization, approval or consent under any other Antitrust Laws in connection with the transactions contemplated by this Agreement, (i) the filing of any other corporate documents in connection with the transactions contemplated by this Agreement with applicable state filing agencies, (i) such consents, approvals, authorizations, registrations or qualifications as may be required under foreign securities laws, federal securities laws or state securities or Blue Sky laws in connection with the offer and sale of the Equity Rights Offering Securities, Unsubscribed Shares and the Backstop Commitment Premium, and (i) such consents, approvals, authorizations, registrations or qualifications the absence of which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
(i)    No Undisclosed Material Liabilities. There are no liabilities or obligations of the Company or any of its subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined or determinable, other than: (i) liabilities or obligations disclosed and provided for in the Financial Statements (as defined below), (ii) liabilities or obligations incurred in the ordinary course of business since the date of the most recent balance sheet presented in the Financial Statements (as defined below) (the “Reference Date”) or (iii) liabilities or obligations which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(j)    Financial Statements. The (i) audited consolidated financial statements and the related notes thereto of California Resources Corporation and its consolidated subsidiaries as of and for the years ended December 31, 2019, December 31, 2018 and December 31, 2017 and (ii) the consolidated unaudited financial statements of California Resources Corporation and its consolidated subsidiaries and the related notes thereto as of March 31, 2020 and December 31, 2019 and for the three months ended March 31, 2020 (collectively, the “Financial Statements”) present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and their cash flows for the periods specified. The Financial Statements have been prepared in conformity with U.S. GAAP as applied to a non-reporting issuer throughout the periods covered thereby (except as disclosed therein).

(k)    No Violation. The Company and its subsidiaries are not, except as a result of the Chapter 11 Cases, and have not since January 1, 2017 been, in violation of any applicable law or statute or any judgment, order, rule or regulation of any Governmental Entity, except for any such default or violation that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
(l)    Legal Proceedings. Other than the Chapter 11 Cases and any adversary proceedings or contested motions commenced in connection therewith, and there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending or, to the knowledge of the Company, threatened, in each case, to which the Company and its subsidiaries is or may be a party or to which any property of the Company and its subsidiaries is or may be the subject that, individually or in the aggregate would reasonably be expected to result in a Material Adverse Effect.
(m)    No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any other individual, firm, corporation (including any non-profit corporation), partnership, limited liability company, joint venture, associate, trust, Governmental Entity or other entity or organization (each a “Person”) that would give rise to a valid claim against it (other than this Agreement, any engagement letter with Perella Weinberg Partners, as amended,and the agreement dated April 10, 2020 between California Resources Corporation and Evercore Group L.L.C.) or the Backstop Parties for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Subscription Rights, the Equity Rights Offering Securities or the Backstop Party Shares.
(n)    Absence of Certain Changes. Since the date of the most recent balance sheet presented in the Financial Statements (the “Reference Date”), except for the filing and pendency of the Chapter 11 Cases, no change, event, circumstance, effect, development, occurrence or state of facts has occurred or exists that has had or is reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.
(o)    Environmental. Except as to matters that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (i) no written notice, claim, demand, request for information, order, complaint or penalty has been received by the Company or any of its subsidiaries, and there are no judicial, administrative or other actions, suits or proceedings pending or, to the knowledge of the Company, threatened, in each case which allege a violation of or liability under any Environmental Laws, in each case relating to the Company or any of its subsidiaries, (i) the Company and each of its subsidiaries is in compliance with Environmental Law and has obtained, maintains in full force and effect, and is in compliance with all material permits, licenses and other approvals currently required under any Environmental Law for conduct of its business as presently conducted by the Company and each of its subsidiaries, and (i) to the knowledge of the Company, no Hazardous Materials have been released by the Company or any of its subsidiaries at any location in a manner that would reasonably be expected to give rise to any cost, liability or obligation of the Company or any of its subsidiaries under any Environmental Laws. For purposes of this Agreement, “Environmental Law”

means all applicable foreign, federal, state and local conventions, treaties, protocols, laws, statutes, rules, regulations, ordinances, orders and decrees in effect on the date hereof relating in any manner to contamination, pollution or protection of the environment or exposure to hazardous or toxic substances, materials or wastes, and “Hazardous Materials” means all materials, substances, chemicals, or wastes (or combination thereof) that is listed, defined, designated, regulated or classified as hazardous, toxic, radioactive, dangerous, a pollutant, a contaminant, petroleum, oil, or words of similar meaning or effect under any Environmental Law.
(p)    Insurance. Except as would not reasonably be expected to have a Material Adverse Effect, the Company and each of its subsidiaries, as applicable, has insured its respective properties and assets against such risks and in such amounts as are consistent with past practice or are customary for similarly situated companies engaged in similar businesses. All premiums due and payable in respect of material insurance policies maintained by the Company and its subsidiaries have been paid. As of the date hereof, to the knowledge of the Company, neither the Company nor any of its subsidiaries has received written notice from any insurer or agent of such insurer with respect to any material insurance policies of the Company or any of its subsidiaries of cancellation or termination of such policies, other than such notices which are received in the ordinary course of business or for policies that have expired in accordance with their terms.
(q)    Intellectual Property. Except, in each case, where the failure of such statement to be correct would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) the Company and its subsidiaries own, or possess the right to use, all of the patents, patent rights, trademarks, service marks, trade names, copyrights, licenses, domain names, and any and all applications or registrations for any of the foregoing (collectively, “Intellectual Property Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other person, (i) to the knowledge of the Company, neither the Company and its subsidiaries nor any Intellectual Property Right, proprietary right, product, process, method, substance, part, or other material now employed, sold or offered by the Company and its subsidiaries, is infringing upon, misappropriating or otherwise violating any valid Intellectual Property Rights of any person, and (i) no claim or litigation regarding any of the foregoing is pending or, to the knowledge of the Company, threatened.
(r)    No Undisclosed Relationship. Except for employment relationships and compensation, benefits and travel advances in the ordinary course of business, neither the Company nor any of its subsidiaries is a party to any agreement with, or involving the making of any payment or transfer of assets to, any stockholder beneficially owning greater than 5% of the Company or any officer or director of the Company or any of its subsidiaries (each, an “Affiliate Agreement”).
(s)    Money Laundering Laws. The operations of the Company and its subsidiaries are, and have been at all times since January 1, 2017, conducted in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the U.S. Currency and Foreign Transactions Reporting Act of 1970, the anti-money laundering statutes of all jurisdictions in which the Company and its subsidiaries operate (and the rules and regulations promulgated thereunder) and any related or similar laws and there has been no material legal proceeding by or before any Governmental Entity or any arbitrator involving the Company or any of its subsidiaries with respect to such laws is pending or, to the knowledge of the Company, threatened.
(t)    Sanctions Laws. Neither the Company, its subsidiaries, any of their respective directors, officers, nor, to the knowledge of the Company, any of the Company’s or its subsidiaries’ employees or other Persons acting on their behalf are currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department. The Company and its subsidiaries will not directly or indirectly use the proceeds of the Equity Rights Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, for the purpose of financing the activities of any Person that is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.
(u)    Foreign Corrupt Practices Act. There have been no actual or alleged violations of the Foreign Corrupt Practices Act of 1977, as amended, nor any applicable anti-corruption or anti-bribery laws in any jurisdiction other than the United States, in each case, since January 1, 2017, by the Company and its subsidiaries or any of their respective officers, directors, agents, distributors, employees or any other Person acting on behalf of the Company or any of its subsidiaries.
(v)    Taxes.
(i)    Except as would not reasonably be expected to result in a Material Adverse Effect, the Company and each of its subsidiaries has timely paid or caused to be paid all amounts of income, gross receipts, license, payroll, employment, excise, severance, occupation, premium, windfalls profits, customs duties, capital stock, franchise, profits, withholding, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other taxes levied by a Governmental Entity having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, including interest and penalties thereon (“Taxes”) imposed on it or its assets, business or properties that are required to be paid as of the date hereof (except (i) Taxes or assessments that are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with generally accepted accounting principles, (ii) to the extent the non-payment thereof is required by the Bankruptcy Code or (iii) Taxes contemplated to be paid during the Chapter 11 Cases pursuant to the First Day Pleadings and for which sufficient funds have been provided by the Senior DIP Facility and Junior DIP Facility), or, to the extent not yet due, such Taxes have been accrued and fully provided for in accordance with generally accepted accounting principles. Except as would not reasonably be expected to result (individually or in the aggregate) in a Material Adverse Effect, the Company and each of its subsidiaries have timely filed, or filed appropriate extensions for, all income and other returns, information statements or reports required to be filed with any Governmental Entity with respect to Taxes.
(ii)    All material Taxes that the Company or any of its subsidiaries was required by law to withhold or collect in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party have been duly withheld or collected, and have been timely paid to the proper authorities to the extent due and payable.
(iii)    None of the Company and any of its subsidiaries has been either a “distributing corporation” or a “controlled corporation” in a distribution occurring during the last five years in which the parties to such distribution treated the distribution as one to which Section 355 of the Code is applicable.
(iv)    Except as would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect, other than Taxes or assessments that are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles, (a) there are no claims being asserted in writing with respect to any Taxes, (b) no presently effective waivers or extensions of statutes of limitations with respect to taxes have been given or requested (other than (x) waivers to extend the statute of limitations with respect to sales and use tax audits of California Resources Elk Hills, LLC for the audit periods dated July 1, 2016 to December 31, 2016 and of California Resources Petroleum Corporation for the audit periods dated July 1, 2016 to June 30, 2017, and (y) other automatic extensions commonly granted in the ordinary course of business), (c) no Tax returns are being examined by, and no written notification of intention to examine a tax return has been received from, any Governmental Entity, (d) there are no Liens for Taxes on any asset of the Company or any subsidiary of the Company, (e) neither the Company nor any of its subsidiaries has been included in any “consolidated,” “unitary” or “combined” tax return provided for under any law with respect to Taxes for any taxable period for which the statute of limitations has not expired (other than a group of which the Company and/or its current or past subsidiaries are or were the only members), and (f) neither the Company nor any of its subsidiaries has any liability for any Taxes of any other Person or entity, either by operation of law (including, but not limited to, any liability arising from the application of Treasury Regulation Section 1.1502-6 or any analogous provision of state, local or non-U.S. law), by contract or as a transferee or successor, and, other than that certain Tax Sharing Agreement, dated November 25, 2014, between Occidental Petroleum Corporation and its affiliates and the Company and its affiliates, neither the Company nor any of its subsidiaries is a party to any material Tax allocation or Tax sharing agreement with any third party (other than an agreement entered into in the ordinary course of business consistent with past practice (such as a lease or a license), the principal purpose of which is not the sharing, assumption or indemnification of Tax).
(w)    Arm’s-Length. The Company acknowledges and agrees that (i) each of the Backstop Parties is acting solely in the capacity of an arm’s-length contractual counterparty to the Company with respect to the transactions contemplated hereby (including in connection with determining the terms of the Equity Rights Offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other Company or any of its subsidiaries and (ii) no Backstop Party is advising the Company or any of its subsidiaries as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.
(x)    Title to Property.
(i)    Personal Property. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (A) the Company and its subsidiaries have good title to, free and clear of any and all Liens (other than Permitted Liens), or a valid leasehold interest in, all personal properties, machinery, equipment and other tangible assets of the business necessary for the conduct of the business as presently conducted by the Company and its subsidiaries and (A) such properties, (x) are in the possession or control of the Company or its subsidiaries; and (y) are in good and operable condition and repair, reasonable wear and tear excepted. For purposes of this Agreement, “Lien” and “Permitted Liens” shall have the respective meanings given to those terms in the DIP Credit Agreement (as defined in the RSA).
(ii)    Leased Real Property. The Company and its subsidiaries have complied with all obligations under all leases (as may be amended from time to time) to which it is a party that have not been rejected in the Chapter 11 Cases, except where the failure to comply would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any of its subsidiaries have received written notice of any good faith claim asserting that such leases are not in full force and effect (except to the extent subject to applicable to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and similar laws affecting creditors’ rights generally and to general principles of equity), except leases in respect of which the failure to be in full force and effect would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company and its subsidiaries enjoy peaceful and undisturbed possession under all such leases, other than leases in respect of which the failure to enjoy peaceful and undisturbed possession would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(y)    Labor Relations. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there are no labor disputes pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries.
(z)    Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate Governmental Entities that are necessary for the ownership or lease of their respective properties and the conduct of their business as presently conducted by the Company and its subsidiaries, in each case, except as would not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as would not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company and its subsidiaries (i) have not received written notice of any revocation or modification of any such license, certificate, permit or authorization or (ii) have no reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.
(aa)    Material Contracts. Other than Material Contracts to be rejected in the Chapter 11 Cases in accordance with the RSA, all Material Contracts are valid, binding and enforceable by and against the Company and its subsidiaries, as applicable (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and similar laws affecting creditors’ rights generally and to general principles of equity), except where the failure to be valid, binding or enforceable would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and no written notice to terminate, in whole or part, any Material Contract has been delivered to the Company and its subsidiaries except where such termination would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Other than as a result of the filing of the Chapter 11 Cases or the underlying facts and circumstances giving rise or contributing thereto, neither the Company and its subsidiaries nor, to the knowledge of the Company and its subsidiaries, any other party to any Material Contract, is in default or breach under the terms thereof except, in each case, for such instances of default or breach that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. For purposes of this Agreement, “Material Contract” means any contract necessary for the operation of the business of the Company and its subsidiaries as presently conducted by the Company and its subsidiaries that is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K or required to be disclosed on a current report on Form 8-K).
Section 6.    REPRESENTATIONS AND WARRANTIES OF THE BACKSTOP PARTIES. Each of the Backstop Parties severally represents and warrants to, and agrees with, the Company as set forth below. Each representation, warranty and agreement is made as of the date hereof.
(a)    Formation. Such Backstop Party has been duly organized or formed, as applicable, and is validly existing as a corporation or other entity in good standing under the applicable laws of its jurisdiction of organization or formation.

(b)    Power and Authority. Such Backstop Party has the requisite power and authority to enter into, execute and deliver this Agreement and to perform its obligations hereunder and has taken all necessary action required for the due authorization, execution, delivery and performance by it of this Agreement.
(c)    Execution and Delivery. This Agreement has been duly and validly executed and delivered by such Backstop Party and constitutes its valid and binding obligation, enforceable against such Backstop Party in accordance with its terms.
(d)    Party to RSA. Such Backstop Party has duly and validly executed and delivered the RSA, and the RSA constitutes a valid and binding obligation of such Backstop Party, enforceable against such Backstop Party in accordance with its terms.
(e)    Securities Laws Compliance. The New Common Stock subscribed for by the Backstop Parties in the Equity Rights Offering (including the Eligible Holder Securities and Backstop Party Securities), the Unsubscribed Shares and the shares issued pursuant to the Backstop Commitment Premium (collectively, the “Backstop Party Shares”) will not be offered for sale, sold or otherwise transferred by such Backstop Party except pursuant to an effective registration statement under the Securities Act of 1933 and the rules and regulations of the U.S. Securities and Exchange Commission thereunder (the “Securities Act”) or in a transaction exempt from or not subject to registration under the Securities Act and any applicable state securities laws.
(f)    Purchase Intent. Such Backstop Party is acquiring the Backstop Party Shares for its own account or for the accounts for which it is acting as investment advisors or manager, and not with a view to distributing or reselling such Backstop Party Shares or any part thereof. Such Backstop Party understands that such Backstop Party must bear the economic risk of this investment indefinitely, unless the Backstop Party Shares are registered pursuant to the Securities Act and any applicable state securities or Blue Sky laws or an exemption from such registration is available, and further understands that it is not currently contemplated that any Backstop Party Shares will be registered at the time of issuance.
(g)    Investor Status. Such Backstop Party is an institutional “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act or a “qualified institutional buyer” as defined in Rule 144A under the Securities Act. Such Backstop Party understands that the Backstop Party Shares are being offered and sold to such Backstop Party in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Reorganized CRC is relying upon the truth and accuracy of, and such Backstop Party’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Backstop Party set forth herein in order to determine the availability of such exemptions and the eligibility of such Backstop Party to acquire Backstop Party Shares. Such Backstop Party has such knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of its investment in the Backstop Party Shares. Such Backstop Party understands and is able to bear any economic risks associated with such investment (including the necessity of holding such shares for an indefinite period of time). Except for the representations and warranties expressly set forth in this Agreement, such Backstop Party has independently evaluated the merits and risks of its decision to enter into this Agreement and disclaims reliance on any representations or warranties, either express or implied, by or on behalf of the Reorganized CRC.
(h)    No Conflict. Assuming the consents referred to in clause 6(h) are obtained, the execution and delivery by such Backstop Party of this Agreement, the compliance by such Backstop Party with all provisions hereof and the consummation of the transactions contemplated hereunder (i) will not conflict with or result in a breach or violation of, any of the terms or provisions of, or constitute a default under (with or without notice or lapse of time, or both), or result, except to the extent expressly provided in or contemplated by the Plan, in the acceleration of, or the creation of any lien under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Backstop Party is a party or by which such Backstop Party is bound or to which any of their properties or assets is subject; (i) will not result in any violation of the provisions of the organizational documents of such Backstop Party; and (i) assuming the accuracy of the Company’s representations and warranties in Section 5, will not result in any violation of, or any termination or material impairment of any rights under, any statute or any license, authorization, injunction, judgment, order, decree, rule or regulation of any Governmental Entity having jurisdiction over such Backstop Party or any of their properties, except in any such case described in clause (i) or clause (iii), as would not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the ability of such Backstop Party to perform its obligations under this Agreement, the Plan or the RSA.
(i)    Consents and Approvals. Assuming the accuracy of the Company’s representations and warranties in Section 5, no consent, approval, authorization, order, registration or qualification of or with any Governmental Entity having jurisdiction over such Backstop Party or any of its properties is required for the purchase of the Backstop Party Shares by the Backstop Parties hereunder and the execution and delivery by such Backstop Party of this Agreement and performance of and compliance by it with all of the provisions hereof and thereof (and the consummation of the transactions contemplated hereby and thereby), except the entry of the Confirmation Order, (i) filings, if any, pursuant to the HSR Act and the expiration or termination of all applicable waiting periods thereunder or any applicable notification, authorization, approval or consent under any other Antitrust Laws in connection with the transactions contemplated by this Agreement, (i) the filing of any other corporate documents in connection with the transactions contemplated by this Agreement with applicable state filing agencies, (i) such consents, approvals, authorizations, registrations or qualifications as may be required under foreign securities laws, federal securities laws or state securities or Blue Sky laws in connection with the offer and sale of the Equity Rights Offering Securities, Unsubscribed Shares and the Backstop Commitment Premium, and (i) such consents, approvals, authorizations, registrations or qualifications the absence of which would not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the ability of such Backstop Party to perform its obligations under this Agreement.
(j)    Sufficiency of Funds. Such Backstop Party will have sufficient immediately available funds to perform all of its obligations under this Agreement, including the ability to make and complete the payment of the aggregate purchase price for such Backstop Party’s Backstop Party Shares on the Backstop Funding Deadline.
(k)    No Brokers Fee. Such Backstop Party is not a party to any contract, agreement or understanding with any Person that would give rise to a valid claim against the Company or any of its subsidiaries for a brokerage commission, finder’s fee or like payment in connection with the Equity Rights Offering or the sale of the Backstop Party Shares.
(l)    No Undisclosed Agreements. Such Backstop Party is not a party to any other contract or agreement with any other Consenting Creditor in respect of the Plan or distributions to be received under the Plan.
(m)    Ownership of Claims. As of the date hereof, such Backstop Party and its Affiliates were, collectively, the beneficial owner (or investment advisor or manager for the beneficial owner) of the aggregate principal amount of Eligible Claims set forth opposite its name on Schedule 2, has full power to vote and dispose thereof, and has not entered into any agreement to transfer the foregoing where such transfer would prohibit such Backstop Party from complying with its obligations hereunder or under the RSA.
Section 7.    ADDITIONAL COVENANTS OF THE COMPANY. The Company agrees with the Backstop Parties as follows:
(a)    Plan and Disclosure Statement. The Company shall: (i) file as soon as practicable after the Petition Date (and in any case consistent with the Milestones set forth in the RSA), the Plan and a related disclosure statement (the “Disclosure Statement”) with the Bankruptcy Court, each in form and substance reasonably acceptable to the Required Backstop Parties or as otherwise approved pursuant to the terms of the RSA and (i) seek the entry of a Confirmation Order by the Bankruptcy Court, in form and substance acceptable to the Required Backstop Parties and the Company, pursuant to the terms set forth in the RSA. The Company will, consistent with the requirements under the RSA, provide draft copies of all Definitive Documents (as defined in the RSA) to counsel to the Backstop Parties.
(b)    Motion to Approve this Agreement. The Company shall (i) as soon as practicable after the Petition Date (but in no event more than seven (7) Business Days thereafter) file a motion to approve this Agreement with the Bankruptcy Court, in form and substance reasonably acceptable to the Required Backstop Parties or as otherwise approved pursuant to the terms of the RSA; and (ii) use commercially reasonable efforts to obtain the entry by the Bankruptcy Court of the Backstop Commitment Agreement Order consistent with the milestones set forth in the RSA.

(c)    Support of the Plan. The Company agrees that, for the duration of the Agreement Effective Period (as defined in the RSA), the Company shall, and shall cause each of its subsidiaries included in the definition of “Company” in the RSA to use commercially reasonable efforts to (i) obtain approval of the Plan and consummate the Restructuring Transactions (as defined in the RSA), including timely filing any objection or opposition to any motion filed with the Bankruptcy Court seeking the entry of an order modifying or terminating the Company’s exclusive right to file and/or solicit acceptances of a plan of reorganization, directing the appointment of an examiner with expanded powers or a trustee, converting the Chapter 11 Cases or for relief that (A) is inconsistent with the RSA in any respect or (B) would, or would reasonably be expected to, frustrate the purposes of the RSA, including by preventing the consummation of the Restructuring Transactions and (ii) obtain orders of the Bankruptcy Court in respect of the Restructuring Transactions.
(d)    Equity Rights Offering. The Debtors shall effectuate the Equity Rights Offering in accordance with the Plan and the Equity Rights Offering Procedures in all material respects.
(e)    Blue Sky. The Debtors shall, on or before the Plan Effective Date, take such action as it shall reasonably determine is necessary in order to obtain an exemption for, or to qualify for sale or issuance to the Backstop Parties the Backstop Party Shares under applicable securities and “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification) and any applicable foreign jurisdictions. The Debtors shall timely make all filings and reports relating to the offer and sale of the Backstop Party Shares required under applicable securities and “blue sky” laws of the states of the United States following the Plan Effective Date. The Debtors shall pay all fees and expenses in connection with satisfying its obligations under this Section 7(e).
(f)    Share Legend. Each certificate evidencing New Common Stock issued in connection with the Equity Rights Offering conducted pursuant to the exemption from registration set forth in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder, including any New Common Stock that may be issued in satisfaction of the Backstop Commitment Premium, and each certificate issued in exchange for or upon the transfer of any such shares or warrants, shall be stamped or otherwise imprinted with a legend (the “Legend”) in substantially the following form:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON [DATE OF ISSUANCE], HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY OTHER APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN AVAILABLE EXEMPTION FROM REGISTRATION THEREUNDER.”

In the event that any such shares or warrants are uncertificated, such shares or warrants shall be subject to a restrictive notation substantially similar to the Legend in the stock ledger or other appropriate records maintained by the Reorganized CRC or agent and the term “Legend” shall include such restrictive notation.
(g)    Unsubscribed Shares. The Company, in consultation with counsel for the Backstop Parties, shall determine the amount of Unsubscribed Shares, if any, and, in good faith, provide a Backstop Funding Notice that accurately reflects the amount of Unsubscribed Shares as so determined and to provide to the Backstop Parties a certification by the Subscription Agent of the Unsubscribed Shares or, if such certification is not available, such written backup to the determination of the Unsubscribed Shares as the Backstop Parties may reasonably request.
(h)    Approvals. Except as set forth in this Agreement or with the prior written consent of the Required Backstop Parties, during the period from the date of this Agreement to the earlier of the Plan Effective Date and the date on which this Agreement is terminated in accordance with its terms, the Company and each of its subsidiaries shall use commercially reasonable efforts to take all actions and prepare and file all necessary documentation as promptly as reasonably practicable (including by reasonably cooperating with the Backstop Parties as to the appropriate time of filing such documentation and its content) and to effect all applications that are necessary in connection with seeking any governmental approval, exemption or authorization from any Governmental Entity, including under any Antitrust Laws, that are necessary to consummate and make effective the transactions contemplated by this Agreement. Without limiting the foregoing, the Company and its subsidiaries will reasonably cooperate with the Backstop Parties in preparing and filing all necessary documentation and to effect all applications that are necessary in connection with seeking any governmental approval, exemption or authorization from any Governmental Entity. To the extent permitted by applicable law, the Company shall reasonably promptly notify the Backstop Parties (and furnish to them copies of, if requested) of any communications from Governmental Entities and shall not participate in any meeting with any such authority unless it consults with the Backstop Parties in advance to the extent permitted by applicable law and gives the Backstop Parties a reasonable opportunity to attend and participate thereat. The Company and each of its subsidiaries shall not take any action that is intended or reasonably likely to materially impede or delay the ability of the parties hereto to obtain any necessary approvals required for the transactions contemplated by this Agreement.
For purposes of this Agreement, “Antitrust Laws” means the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”) and any similar law enforced by any governmental antitrust entity of any jurisdiction regarding pre-acquisition notifications for the purpose of competition reviews of mergers and acquisitions, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and all other applicable laws that are designed or intended to prohibit, restrict or regulate actions or transactions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition or effectuating foreign investment.

(i)    Conduct of Business. Except as set forth in the Plan, the RSA, herein or with the prior consent of the Required Backstop Parties (not to be unreasonably withheld, conditioned or delayed), the Company shall, and shall cause its subsidiaries to, (i) except to the extent inconsistent with the Bankruptcy Code or the Junior and Senior DIP Credit Agreements (as defined in the RSA), carry on its business in the ordinary course based on historical practices or as otherwise reasonably acceptable to the Required Backstop Parties, (i) use commercially reasonable efforts to keep available the services of their current senior executive officers and key employees, (i) use commercially reasonable efforts to preserve their material relationships with customers, suppliers, lessors, licensors, licensees, distributors and others having material business dealings with the Company or its subsidiaries in connection with its business.
Except (i) with the prior consent of the Required Backstop Parties (such consent not to be unreasonably withheld, conditioned or delayed) or (ii) as expressly provided in the Plan, the RSA, the Junior and Senior DIP Credit Agreements or herein from and after the date hereof until the Plan Effective Date, the Company shall not, and shall cause its subsidiaries not to, other than in the ordinary course of business:
(i)    enter into any acquisition, merger with or other change of control of another business or any assets in an amount excess of $25,000,000;
(ii)    dispose of any assets in an amount excess of $25,000,000;
(iii)    enter into, or materially amend or modify, or terminate any Material Contract;
(iv)    terminate one or more contracts that, in the aggregate, results in reduction of $25,000,000 or more in revenue of the Company and its consolidated subsidiaries on an annualized basis;
(v)    enter into any new employee incentive plan, employee retention plan similar arrangement, or any new or amended agreement regarding employee compensation, deferred compensation or severance or termination arrangements, other than (x) as required pursuant to the terms of any existing employee benefit or compensation plan or contract, (y) in the case of any non-executive employee, in the ordinary course of business or (z) as agreed in connection with the RSA;
(vi)    give effect to any non-maintenance capital expenditure in excess on a per-project basis of $5,000,000 contracted for following the date hereof that is not contemplated in the budget for the Junior DIP Credit Agreement;
(vii)    enter into any Affiliate Agreements, except to the extent not prohibited by the Junior DIP Credit Agreement as in effect on the date hereof, without giving effect to any amendments or waivers thereto and whether or not such Junior DIP Credit Agreement remains in effect;

(viii)    declare, set aside or pay any dividends or purchase, redeem, or otherwise acquire, except in connection with the Plan, any shares of capital stock, except to the extent not prohibited by the Junior DIP Credit Agreement as in effect on the date hereof, without giving effect to any amendments or waivers thereto and whether or not such Junior DIP Credit Agreement remains in effect;
(ix)    issue, deliver, grant, sell, pledge or otherwise encumber any of its capital stock or any convertible securities into its capital stock or any of its assets, except to the extent required by the Junior DIP Credit Agreement, to the extent required by the Bankruptcy Court or to the extent not prohibited by the Junior DIP Credit Agreement as in effect on the date hereof, without giving effect to any amendments or waivers thereto and whether or not such Junior DIP Credit Agreement remains in effect;
(x)    make, change or rescind any material election relating to Taxes, change the classification for income tax purposes of the Company or any of its Subsidiaries, change any accounting period for tax purposes, file any material amended Tax return, settle any audit or other proceeding relating to a material Tax, surrender any right to claim a material refund of Taxes, seek any Tax ruling from any taxing authority or take any other action, or fail to take an action, if such action or failure would reasonably be expected to result in material adverse Tax consequences with respect to a taxable period (or any part of a taxable period) after the Plan Effective Date;
(xi)    become a party to, establish, adopt, amend or terminate any collective bargaining agreement or other agreement with a labor union, works council or similar organization;
(xii)    amend its articles of incorporation, bylaws or other similar organizational documents (whether by merger, consolidation or otherwise), other than as contemplated by this Agreement, the Plan, the RSA or the other transactions contemplated thereby or as approved by the Bankruptcy Court;
(xiii)    make any loans, advances or capital contributions to, or investments in, any other Person, other than in the ordinary course of business, except to the extent not prohibited by the Junior DIP Credit Agreement as in effect on the date hereof, without giving effect to any amendments or waivers thereto and whether or not such Junior DIP Credit Agreement remains in effect;
(xiv)    settle any material litigation, investigation, arbitration, proceeding or other claim involving or against the Company or any of its subsidiaries, except to the extent not prohibited by the Junior DIP Credit Agreement as in effect on the date hereof, without giving effect to any amendments or waivers thereto and whether or not such Junior DIP Credit Agreement remains in effect; or
(xv)    except as permitted above, agree, resolve or commit to do any of the foregoing.

Except with the prior consent of the Required Backstop Parties, the Company shall not, and shall cause its subsidiaries not to:
(i)    seek resolution of any claims or any matter related to Elk Hills Power (as defined in the RSA) other than in a manner consistent with the RSA; or
(ii)    enter into any material amendment, alteration, supplementation, restatement or other modification of any of the Elk Hills Power Agreements (or the course of dealing thereunder), other than in a manner consistent with RSA.
(j)    Access to Information. The Company and each of its subsidiaries shall (i) afford the Backstop Parties and their respective representatives, upon the reasonable request and notice of at least three (3) Business Days and no more than once every two (2) week period from the date hereof until the Plan Effective Date, a status call with senior management of the Company and its subsidiaries and (i) during such period, furnish promptly to such parties all reasonable information concerning the Company and its subsidiaries’ business and properties as may reasonably be requested by any such party, such information to be consistent with the information required to be provided pursuant to the Junior and Senior DIP Credit Agreements, and directly related to a stated purpose for such request, provided that the foregoing shall not require the Company (x) to permit any inspection, or to disclose any information, that in the reasonable judgment of the Company would cause the Company to violate any of its obligations with respect to confidentiality to a third party, (y) to disclose any legally privileged information of the Company, or (z) to violate any applicable Laws or orders. The Backstop Parties shall, and shall cause their affiliates and their respective representatives to, treat and hold as confidential all such information exchanged or made available by the Company or any of its subsidiaries pursuant to this Section 7(j), except to the extent (A) such information becomes generally available to the public other than as a result of a breach of the terms of this Section 7(j) by the Backstop Parties or their affiliates or representatives, (B) such information is or has previously been disclosed to the Backstop Parties or their affiliates or representatives on a non-confidential basis by a third party; provided that such third party was not breaching an obligation of confidentiality to the Company or its subsidiaries that was known after reasonable inquiry by the Backstop Parties or their affiliates or their representatives, (C) such information was independently developed by the Backstop Parties or their subsidiaries or their representatives without violating any of their obligations under this Section 7(j) and without use of, reference to or reliance on any information provided subject to the terms of this Section 7(j), or (D) the Backstop Parties or their affiliates or representatives are compelled to disclose such information by judicial or administrative process or by other requirements of applicable Law. Nothing in this clause (i) shall require the Company or any of its subsidiaries to issue any “cleansing letter” or otherwise publicly disclose information for the purpose of enabling a Backstop Party to transfer any security of, or claim or interest in, the Company or any of its subsidiaries.
(k)    Further Assurances. Without in any way limiting any other obligation of the Company and its subsidiaries in this Agreement, the Company and its subsidiaries shall use commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, and as any Backstop Party may reasonably request, in order to consummate and make effective the transactions contemplated by this Agreement. The Company furthermore agrees that it shall perform, and cause its subsidiaries to perform, any and all of its covenants, agreements and obligations under this Agreement and not take any actions that would be inconsistent with such obligations.
(l)    Alternative Restructuring Proposals.
(1) From the date of this Agreement until the earlier of the termination of this Agreement in accordance with its terms and the Plan Effective Date, (A) the Company and its Affiliates shall, and shall instruct, direct and cause any Person acting on the Company’s behalf to, immediately cease and terminate any ongoing solicitation, discussions and negotiations with respect to any Alternative Restructuring Proposal (as defined in the RSA), in each case applicable to the Company and each Backstop Party, and (B) the Company and its Affiliates shall not, and the Company and its Affiliates shall instruct, direct and cause any Person acting on the Company’s behalf not to, directly or indirectly, initiate, solicit, engage in or participate in any discussions, inquiries or negotiations in connection with any proposal or offer relating to an Alternative Restructuring Proposal, afford access to the business, properties, assets, books or records of or provide any non-public information relating to the Company or any of its subsidiaries to, otherwise cooperate in any way with, or knowingly assist, participate in, facilitate or encourage any effort by any Person with respect to any Alternative Restructuring Proposal that such Person is seeking to make or has made. It is agreed that any violation of the restrictions on the Company set forth in this Section 7(l) by any Affiliate of the Company or any representative of the Company or any of its Affiliates or any Person acting on the Company’s behalf shall be deemed a breach of this Section 7(l) by the Company.
(2) Notwithstanding the foregoing clause (a)(1), if following the date of this Agreement, the Company or any of its Affiliates receives a bona fide unsolicited Alternative Restructuring Proposal (whether written or unwritten) from any Person not solicited by the Company or its Affiliates in violation of this Section 7(l) that the board of directors of the Company (the “Company Board”) has determined in good faith, after consulting with counsel, that failure of the Company Board to consider such Alternative Restructuring Proposal would reasonably be expected to be inconsistent with the Company Board’s fiduciary duties under applicable laws of the State of Delaware, the Company and its subsidiaries and their respective directors, officers, employees, investment bankers, attorneys, accountants, consultants and other advisors or representatives shall have right to (i) consider, respond to and facilitate any inquiries, proposals, discussion or negotiations of such Alternative Restructuring Proposal and (ii) enter into discussions or negotiations with respect to such Alternative Restructuring Proposal; provided that the Company shall (x) within one calendar day of receiving such proposal, notify counsel to the Ad Hoc Group Advisors and the Ares Advisors (as defined in the RSA) of the receipt of such proposal and deliver a copy of such proposal to the Ad

Hoc Group Advisors and Ares Advisors; (y) provide the Ad Hoc Group Advisors and Ares Advisors with regular updates as to the status and progress of such Alternative Restructuring Proposal; and (z) use commercially reasonable efforts to respond promptly to reasonable information requests and questions from the Ad Hoc Group Advisors and Ares Advisors relating to such Alternative Restructuring Proposal; provided further that the Company shall not enter into any confidentiality agreement with any Party in connection with the an Alternative Restructuring Proposal without written notice by the Company to the Ad Hoc Group Advisors prior to entry into such non-disclosure agreement, as well as written notice to the Ad Hoc Group Advisors upon execution of any such non-disclosure agreement.
(3) Prior to the earlier of the occurrence of the Plan Effective Date and the termination of this Agreement in accordance with its terms, if any of the Company or any of its Affiliates or any Person acting on its behalf determines to file, support, make a written proposal or counterproposal to any Person relating to an Alternative Restructuring Proposal, the Company shall notify the Ad Hoc Group Advisors and Ares Advisors in advance of taking any such action, which notice shall specify the identity of the Person making such Alternative Restructuring Proposal and all of the material terms and conditions of such Alternative Restructuring Proposal and attach the most current version of any proposed transaction agreement (and any related agreements) providing for such Alternative Restructuring Proposal. Upon receipt by the Ad Hoc Group Advisors of any notice pursuant to the clause, Backstop Parties constituting Required Backstop Parties shall have the right to terminate this Agreement.
Section 8.     ADDITIONAL COVENANTS OF THE BACKSTOP PARTIES. Each of the Backstop Parties agrees with the Company, severally and not jointly, as follows:
(a)    Approvals. Except as set forth in this Agreement or with the prior written consent of the Company, during the period from the date of this Agreement to the earlier of the Plan Effective Date and the date on which this Agreement is terminated in accordance with its terms, the Backstop Parties shall use reasonable efforts to reasonably promptly take all actions and prepare and file all necessary documentation (including by reasonably cooperating with the Company as to the appropriate time of filing such documentation and its content) and to effect all applications that are necessary in connection with seeking any governmental approval, exemption or authorization from any Governmental Entity under any Antitrust Laws, that are necessary to consummate and make effective the transactions contemplated by this Agreement.
(b)    Further Assurances. Without in any way limiting any other obligation of the Backstop Parties in this Agreement, the Backstop Parties shall use commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, and as the Company may reasonably request, in order to consummate and make effective the transactions contemplated by this Agreement.

Section 9.    SUPPORT OF PLAN AND RSA. Each Backstop Party agrees that, for the duration of the Agreement Effective Period, such Backstop Party shall comply with Section 5.03 of the RSA, to the extent applicable.
Section 10.    CONDITIONS TO THE OBLIGATIONS OF THE BACKSTOP PARTIES. The obligations of the Backstop Parties to purchase Equity Rights Offering Securities and Unsubscribed Shares pursuant to their respective Backstop Commitments on the Plan Effective Date are subject to the satisfaction of the following conditions (unless waived by the Required Backstop Parties), except where failure to satisfy any such condition results solely from the failure by any Backstop Party to comply with this Agreement:
(a)    Plan and Confirmation Order. The Plan, as approved, and the Confirmation Order, as entered by the Bankruptcy Court and which shall have become a final and non-appealable order which shall not have been stayed, reversed, vacated, amended, supplemented or otherwise modified, shall each be consistent in all material respects with the RSA or otherwise with such amendments, modifications or changes that are acceptable to the Required Backstop Parties.
(b)    Conditions to the Plan. The conditions to the occurrence of the Plan Effective Date set forth in the Plan and the Confirmation Order shall have been satisfied in all material respects in accordance with the terms of the Plan or waived by the Required Backstop Parties, and the Plan Effective Date shall have occurred or be deemed to have occurred.
(c)    Equity Rights Offering. The Reorganized CRC shall have commenced the Equity Rights Offering on the Subscription Commencement Date, the Equity Rights Offering shall have been conducted in all material respects in accordance with this Agreement and the Equity Rights Offering Procedures, and the Subscription Expiration Deadline shall have occurred.
(d)    Approvals. All terminations or expirations of waiting periods imposed by any Governmental Entities required under the HSR Act or any other Antitrust Laws or any other applicable Law, shall have occurred and all other notifications, consents, authorizations and approvals required to be made or obtained from any Governmental Entities under any Antitrust Law or any other applicable Law shall have been made or obtained for the transactions contemplated by this Agreement.
(e)    Backstop Funding Notice. The Backstop Parties shall have received a Backstop Funding Notice in accordance with Section 1(g).
(f)    Valid Issuance. The Equity Rights Offering Securities shall be, upon (i) payment of the aggregate purchase price as provided herein and (i) the Plan Effective Date, validly issued and outstanding, and free and clear of all Taxes, liens (other than transfer restrictions imposed hereunder or by applicable law), pre-emptive rights, rights of first refusal, subscription and similar rights, except as set forth herein, and other than liens pursuant to applicable securities laws.

(g)    No Restraint. No judgment, injunction, decree or other legal restraint shall be in effect that prohibits the consummation of the Restructuring Transactions.
(h)    Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct as of the date hereof and on and as of the Plan Effective Date as if made on and as of such date (or, to the extent made as of a specific date, as of such date).
(i)    Covenants. The Reorganized CRC shall have performed and complied in all material respects with all obligations and agreements required in this Agreement to be performed or complied with by it prior to the Plan Effective Date.
(j)    Backstop Commitment Premium. All premiums and other amounts, including the Backstop Commitment Premium, required to be paid or reimbursed by the Reorganized CRC to the Backstop Parties as of the Plan Effective Date shall have been so paid or reimbursed (or shall be paid concurrently with the occurrence of the Plan Effective Date).
(k)    Material Adverse Effect. Since the Reference Date, there shall not have occurred, and there shall not exist, any change, event, circumstance, effect, development, occurrence or state of facts that constitutes, individually or in the aggregate, a Material Adverse Effect.
(l)    Assumption of RSA. The RSA shall have been assumed pursuant to the Confirmation Order, except as otherwise agreed to by or waived by the Required Backstop Parties.
(m)    No Termination of RSA. No event shall have occurred that would result in termination of the RSA pursuant to Section 10 thereof.
(n)    Exit Financing. The Reorganized CRC shall have obtained exit financing with the Exit Facility Documents (as defined in the RSA).
(o)    Officer’s Certificate. The Backstop Parties shall have received on and as of the Plan Effective Date a certificate of the chief executive officer or chief financial officer of the Company, in his or her capacity as such and not in his or her individual capacity, confirming that the conditions set forth in Section 10(h), Section 10(i) and Section 10(k) have been satisfied.
Section 11.    CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligations of the Company pursuant to this Agreement are subject to satisfaction of the following conditions (unless waived by the Company):
(a)    Plan and Confirmation Order. The Plan, as approved, and the Confirmation Order, as entered by the Bankruptcy Court and which shall have become a final order which shall not have been stayed, reversed, vacated, amended, supplemented or otherwise modified, shall each be consistent in all material respects with the RSA or otherwise with such amendments, modifications or changes that are acceptable to the Required Backstop Parties.
(b)    Conditions to the Plan. The conditions to the occurrence of the Plan Effective Date set forth in the Plan and the Confirmation Order shall have been satisfied in all material respects in accordance with the terms of the Plan or waived by the Required Backstop Parties, and the Plan Effective Date shall have occurred or be deemed to have occurred.
(c)    Equity Rights Offering. The Reorganized CRC shall have commenced the Equity Rights Offering on the Subscription Commencement Date, the Equity Rights Offering shall have been conducted in all material respects in accordance with this Agreement and the Equity Rights Offering Procedures, and the Subscription Expiration Deadline shall have occurred.
(d)    Funding Amount. Each Backstop Party shall have wired its Funding Amount into the bank account so designated by the Company.
(e)    Approvals. All terminations or expirations of waiting periods imposed by any Governmental Entities required under the HSR Act or any other Antitrust Laws or any other applicable Law, shall have occurred and all other notifications, consents, authorizations and approvals required to be made or obtained from any Governmental Entities under any Antitrust Law or any other applicable Law shall have been made or obtained for the transactions contemplated by this Agreement.
(f)    Representations and Warranties. The representations and warranties of the Backstop Parties set forth in this Agreement shall be true and correct, and those not so qualified shall be true and correct in all material respects, in each case, on and as of the date hereof and on and as of the Plan Effective Date as if made on and as of such date (or, to the extent given as of a specific date, as of such date).
(g)    Covenants. The Backstop Parties shall have performed and complied in all material respects with all obligations and agreements required by this Agreement to be performed or complied with by the Backstop Parties on or prior to the Plan Effective Date.
(h)    No Restraint. No judgment, injunction, decree or other legal restraint shall be in effect that prohibits the consummation of the Restructuring Transactions.
Section 12.    SURVIVAL. The representations, warranties, covenants and agreements made in this Agreement will not survive the Plan Effective Date, except that the covenants and agreements made in this Agreement that by their terms are to be satisfied after the Plan Effective Date shall survive until satisfied in accordance with their terms, subject to termination pursuant to Section 13, and further subject to Section 13(d).

Section 13.    TERMINATION.
(a)    Termination. This Agreement may be terminated by (i) by the mutual written consent of the Company and the Required Backstop Parties or (ii) either the Company or the Required Backstop Parties if the Plan Effective Date has not occurred on or prior to the date that is 150 days after the Petition Date (the “Outside Date”) subject to the extension by the Required Backstop Parties; provided that no Backstop Party’s Backstop Commitment may be extended to a date that is 180 days after the Petition Date without such Backstop Party’s individual consent.
(b)    Termination by the Company. The Company may terminate this Agreement by written notice to each Backstop Party upon the occurrence and during the continuance of any of the following:
(i)    the termination of the RSA in accordance with its terms, other than due to a breach thereunder by the Company;
(ii)    the occurrence of any Termination Event set forth in Section 12.03 of the RSA;
(iii)    one or more Backstop Parties constituting Required Backstop Parties shall have breached any representation, warranty, covenant or other agreement made by such Backstop Parties in this Agreement, and such breach or inaccuracy would, individually or in the aggregate, result in a failure of a condition set forth in Section 11(d), Section 11(f) or Section 11(g), if continuing on the Plan Effective Date, being satisfied and such breach or inaccuracy is not cured by such Backstop Parties by the earlier of (1) the seventh (7th) Business Day after the giving of notice thereof to such Backstop Parties by the Company and (2) the Outside Date; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section based upon a breach arising out of the actions or omissions of the Company in breach of this Agreement; provided, further that such termination under this Section shall not be effective if, prior to the expiration of the cure period, one or more non-breaching Backstop Party assumes such breaching Backstop Parties’ Backstop Commitment;
(iv)    the Bankruptcy Court denies entry of the Backstop Commitment Agreement Order or entry of the any order to assume the RSA or any order approving this Agreement, or the RSA is reversed, stayed, dismissed or vacated, except as otherwise agreed to by or waived by the Required Backstop Parties;
(v)    A failure to satisfy a Milestone as set forth in the RSA or any other event or condition that could cause any condition precedent to commitments of the Backstop Parties set forth in Section 11 hereof not to be satisfied when required by this Agreement (in each case other than as a result of any breach by a Company Party) and the Required Backstop Parties shall not have waived such condition precedent and otherwise provided adequate assurances of performance promptly (and in no event more than ten (10) days) after the occurrence of such event or condition;
(vi)    notice shall have been provided by the Company or any of its Affiliates or any Person acting on behalf of the Company that the Company Board reasonably determined in good faith, based upon the advice of counsel, that that it is necessary or appropriate in the exercise of its fiduciary duties under applicable law of the State of Delaware to terminate this Agreement and pursue an Alternative Restructuring Proposal;
(vii)    the issuance by any Governmental Entity, including any regulatory authority or court of competent jurisdiction, of any final ruling, judgment or order enjoining the consummation of or rendering illegal the Restructuring Transactions, the Equity Rights Offering, or any material aspect of the transactions contemplated by the RSA or this Agreement; or
(viii)    the Bankruptcy Court enters an order denying confirmation of the Plan.
(c)    Termination by the Required Backstop Parties. The Required Backstop Parties may terminate this Agreement by written notice to the Company upon the occurrence and during the continuance of any of the following:
(i)    the Company or the Reorganized CRC shall have breached any representation, warranty, covenant or other agreement made thereby in this Agreement, and such breach or inaccuracy would, individually or in the aggregate, result in a failure of a condition set forth in Section 10(f), Section 10(h) or Section 10(i), if continuing on the Plan Effective Date, being satisfied and such breach or inaccuracy is not cured by the Company by the earlier of (1) the tenth (10th) Business Day after the giving of notice thereof to the Company by the Required Backstop Parties and (2) the Outside Date; provided that the Required Backstop Parties shall not have the right to terminate this Agreement pursuant to this Section if any Backstop Party is then in breach of any representation, warranty, covenant or other agreement hereunder that would result in the failure of any condition set forth in Section 11 being satisfied;
(ii)    the Company breaches in any material respect the terms of Section 7(b) or Section 7(l) of this Agreement;
(iii)    the Company files any pleading, motion or document with the Bankruptcy Court proposing or seeking approval of an Alternative Restructuring Proposal, (B) the Bankruptcy Court approves or authorizes an Alternative Restructuring Proposal at the request of any party in interest, or (C) the Company, its subsidiaries or any of its Affiliates enters into any Contract or written agreement in principle providing for the consummation of any Alternative Restructuring Proposal (or the public announcement of any of the foregoing);

(iv)    the issuance by any Governmental Entity, including any regulatory authority or court of competent jurisdiction, of any final ruling, judgment or order enjoining the consummation of or rendering illegal the Restructuring Transactions;
(v)    the RSA has been terminated in accordance with its terms under Section 7.02(f), except as a result of a breach of the RSA by any of the Parties constituting the Required Backstop Parties;
(vi)    The occurrence of any Termination Event set forth in Section 12.01 of the RSA;
(vii)    the Bankruptcy Court denies entry of the Backstop Commitment Agreement Order or approves the Final DIP Order (as defined in the RSA) or Final 9019 Order (as defined in the RSA) prior to approval of the Backstop Commitment Agreement Order (unless otherwise agreed or waived by the Required Backstop Parties); or
(viii)    the Bankruptcy Court denies entry of the Backstop Commitment Agreement Order or entry of the any order to assume the RSA or any order approving this Agreement, or the RSA is reversed, stayed, dismissed or vacated, except as otherwise agreed to by or waived by the Required Backstop Parties.
(d)    Effect of Termination. Subject to Section 16, upon termination of this Agreement, each party hereto shall be released from its commitments, undertakings and agreements under or related to this Agreement and shall have the rights and remedies that it would have had and shall be entitled to take all actions, whether with respect to the transactions contemplated hereby or otherwise, that it would have been entitled to take had it not entered into this Agreement. Notwithstanding anything contained herein, if this Agreement is terminated as a result of a breach of this Agreement by a party hereto, such party shall not be released and shall remain liable for any damages resulting from such termination.
(e)    Termination Payment. If this Agreement is terminated for any reason, the Company shall pay a cash premium within ten business days of such termination to each Backstop Party in an amount equal to such Backstop Party’s pro rata portion based on each Backstop Party’s Backstop Commitment Percentage of $22.5 million (which, for the avoidance of doubt, is an amount equal to 5% of the Equity Rights Offering Amount) (plus any Transaction Expenses) (the “Termination Payment”), provided that (i) no Backstop Party shall be paid its share of the Termination Payment if such Backstop Party is a Defaulting Backstop Party at the time of termination and such Defaulting Backstop Party’s share of the Termination Payment shall be forfeited and retained by the Company and (ii) no Termination Payment shall be paid to any Backstop Party if this Agreement or the RSA shall have been terminated (A) by the Company or the Required Consenting Creditors in accordance with its terms as a result a material breach by one or more Backstop Parties constituting the Required Backstop Parties or (B) by the Required

Consenting Creditors due to the failure of the Company to satisfy any of the Milestones set to occur prior to the Outside Date.
Section 14.    INDEMNIFICATION OBLIGATIONS.
(a)    Company Indemnity. Following entry by the Bankruptcy Court of the Backstop Commitment Agreement Order, but effective as of the date hereof, the Reorganized CRC (the “Indemnifying Party”) shall indemnify and hold harmless each Backstop Party and its Affiliates, equity holders, members, partners, general partners, managers and its and their respective representatives and controlling persons (each, an “Indemnified Person”) from and against any and all losses, claims, damages, liabilities and costs and expenses (other than Taxes of the Backstop Parties, except to the extent otherwise provided for in this Agreement) (collectively, “Losses”) that any such Indemnified Person may incur or to which any such Indemnified Person may become subject arising out of or in connection with this Agreement, the Plan and the transactions contemplated hereby and thereby, including the Backstop Commitments, the Equity Rights Offering, the payment of the Backstop Commitment Premium or the use of the proceeds of the Equity Rights Offering, the Transaction Expenses or any claim, challenge, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any Indemnified Person is a party thereto, whether or not such proceedings are brought by the Company or its equity holders, Affiliates, creditors or any other Person, and reimburse each Indemnified Person upon demand for reasonable documented (with such documentation subject to redaction to preserve attorney client and work product privileges) legal or other third party expenses incurred in connection with investigating, preparing to defend or defending, or providing evidence in or preparing to serve or serving as a witness with respect to, any lawsuit, investigation, claim or other proceeding relating to any of the foregoing (including in connection with the enforcement of the indemnification obligations set forth herein), irrespective of whether or not the transactions contemplated by this Agreement or the Plan are consummated or whether or not this Agreement is terminated; provided, that the foregoing indemnity will not, as to any Indemnified Person, apply to Losses (i) as to any Defaulting Backstop Party or any Indemnified Person related thereto, caused by such default by such Backstop Party, or (i) to the extent they are found by a final, non-appealable judgment of a court of competent jurisdiction to arise from the bad faith or willful misconduct of such Indemnified Person.
(b)    Indemnification Procedure. Promptly after receipt by an Indemnified Person of notice of the commencement of any claim, challenge, litigation, investigation or proceeding (an “Indemnified Claim”), such Indemnified Person will, if a claim is to be made hereunder against the Indemnified Person in respect thereof, notify the Indemnifying Party in writing of the commencement thereof; provided, that (A) the omission to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability that it may have hereunder except to the extent it has been materially prejudiced by such failure and (B) the omission to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability that it may have to such Indemnified Person otherwise than on account of this Section 14. In case any such Indemnified Claims are brought against any Indemnified Person and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein, and, at its election by providing written notice to such Indemnified Person, the Indemnifying Party will be entitled to assume the defense thereof, with counsel reasonably acceptable to such Indemnified Person; provided, that if the parties (including any impleaded parties) to any such Indemnified Claims include both such Indemnified Person and the Indemnifying Party and based on advice of such Indemnified Person’s counsel there are legal defenses available to such Indemnified Person that are different from or additional to those available to the Indemnifying Party, such Indemnified Person shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such Indemnified Claims. Upon receipt of notice from the Indemnifying Party to such Indemnified Person of its election to so assume the defense of such Indemnified Claims with counsel reasonably acceptable to the Indemnified Person, the Indemnifying Party shall not be liable to such Indemnified Person for expenses incurred by such Indemnified Person in connection with the defense thereof or participation therein (other than reasonable costs of investigation) unless (i) such Indemnified Person shall have employed separate counsel (in addition to any local counsel) in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the Indemnifying Party shall not be liable for the expenses of more than one separate counsel representing the Indemnified Persons who are parties to such Indemnified Claims (in addition to one local counsel in each jurisdiction in which local counsel is required)), (i) the Indemnifying Party shall not have employed counsel reasonably acceptable to such Indemnified Person to represent such Indemnified Person within a reasonable time after the Indemnifying Party has received notice of commencement of the Indemnified Claims from, or delivered on behalf of, the Indemnified Person, (i) after the Indemnifying Party assumes the defense of the Indemnified Claims, the Indemnified Person determines in good faith that the Indemnifying Party has failed or is failing to defend such claim and provides written notice of such determination, and such failure is not reasonably cured within ten (10) Business Days of receipt of such notice, or (i) the Indemnifying Party shall have authorized in writing the employment of counsel for such Indemnified Person. Notwithstanding anything herein to the contrary, the Company shall have sole control over any Tax controversy or Tax audit and shall be permitted to settle any liability for Taxes of the Company.
(c)    Settlement of Indemnified Claims. The Indemnifying Party shall not be liable for any settlement of any Indemnified Claims effected by such Indemnified Person without the written consent of the Indemnifying Party. If any settlement of any Indemnified Claims is consummated with the written consent of the Indemnifying Party or if there is a final judgment for the plaintiff in any such Indemnified Claims, the Indemnifying Party agrees to indemnify and hold harmless each Indemnified Person from and against any and all Losses by reason of such settlement or judgment to the extent such Losses are otherwise subject to indemnification by the Indemnifying Party hereunder in accordance with, and subject to the limitations of, this Section 14. The Indemnifying Party shall not, without the prior written consent of an Indemnified Person (which consent shall be granted or withheld, conditioned or delayed in the Indemnified Person’s sole discretion), effect any settlement of any pending or threatened Indemnified

Claims in respect of which indemnity or contribution has been sought hereunder by such Indemnified Person unless (i) such settlement includes an unconditional release of such Indemnified Person in form and substance reasonably satisfactory to such Indemnified Person from all liability on the claims that are the subject matter of such Indemnified Claims and (i) such settlement does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.
(d)    Contribution. If for any reason the foregoing indemnification is unavailable to any Indemnified Person or insufficient to hold it harmless from Losses that are subject to indemnification pursuant to Section 14(a), then the Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Person as a result of such Loss in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Party, on the one hand, and such Indemnified Person, on the other hand, but also the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Person, on the other hand, as well as any relevant equitable considerations. It is hereby agreed that the relative benefits to the Indemnifying Party, on the one hand, and all Indemnified Persons, on the other hand, shall be deemed to be in the same proportion as (i) the total value received or proposed to be received by the Company pursuant to the issuance and sale of the Equity Rights Offering Securities in the Equity Rights Offering contemplated by this Agreement and the Plan, bears to (i) the Backstop Commitment Premium paid or proposed to be paid to the Backstop Parties. The Indemnifying Parties also agree that no Indemnified Person shall have any liability based on their comparative or contributory negligence or otherwise to the Indemnifying Parties, any Person asserting claims on behalf of or in right of any of the Indemnifying Parties, or any other Person in connection with an Indemnified Claim.
(e)    Treatment of Indemnification Payments. All amounts paid by an Indemnifying Party to an Indemnified Person under this Section 14 shall, to the extent permitted by applicable law, be treated for all Tax purposes as adjustments to the purchase price for the Equity Rights Offering Securities subscribed for by the Backstop Parties in the Equity Rights Offering and the Unsubscribed Shares purchased by such Indemnified Person. The provisions of this Section 14 are an integral part of the transactions contemplated by this Agreement and without these provisions the Backstop Parties would not have entered into this Agreement, and the obligations of the Company under this Section 14 shall constitute allowed administrative expenses of the Debtors’ estate under Sections 503(b) and 507 of the Bankruptcy Code and are payable without further order of the Bankruptcy Court, and the Company may comply with the requirements of this Section 14 without further order of the Bankruptcy Court.
Section 15.    NOTICES. All notices and other communications under this Agreement shall be in writing and shall be deemed given (a) when delivered personally by hand (with written confirmation of receipt), (a) when sent by facsimile (with written confirmation of transmission), (a) five (5) days after being deposited with the United States Post Office, by registered or certified mail, postage prepaid, (a) one (1) Business Day following the day sent by overnight courier (with written confirmation of receipt), or (a) when sent by electronic mail (with acknowledgment received), in each case at the following addresses and facsimile numbers (or to such other address or facsimile number as a party hereto may have specified by like notice):
If to Backstop Parties, to each of the undersigned Backstop Parties at the addresses listed on the signatures pages hereto, with a copy to:
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017

Attention:	Damian S. Schaible
Angela Libby
Jonah Peppiatt

Email:	damian.schaible@davispolk.com
angela.libby@davispolk.com
jonah.peppiatt@davispolk.com
and
If to the Company, to:
California Resources Corporation
27200 Tourney Road, Suite 200
Santa Clarita, California 91355

Attention:	Michael L. Preston

Email:	Michael.preston@crc.com
with a copy to (which shall not constitute notice):
Sullivan & Cromwell LLP
125 Broad Street
New York, New York 20004

Attention:	Alison S. Ressler
Andrew G. Dietderich
James L. Bromley

Email:	resslera@sullcrom.com
dietdericha@sullcrom.com
bromleyj@sullcrom.com
Section 16.    SURVIVAL. Notwithstanding the termination of this Agreement, the agreements and obligations of the parties hereto in and Sections 2(b), 13(d), 13(e) and 14 through Section 22 shall survive such termination and shall continue in full force and effect for the benefit of the parties hereto in accordance with the terms hereof.

Section 17.    ASSIGNMENT; THIRD PARTY BENEFICIARIES. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned by any of the parties hereto without the prior written consent of the Company, with respect to any assignment by any Backstop Party, or the Required Backstop Parties, with respect to any assignment by the Company. Notwithstanding the previous sentence, the Backstop Parties’ obligations hereunder may be assigned, delegated or transferred, in whole or in part, without the Company’s consent by any Backstop Party in accordance with the terms of Section 3 or Section 4. Any purported assignment in violation of this Section 17 shall be void ab initio and of no force or effect.
Section 18.    COMPLETE AGREEMENT. This Agreement is the backstop commitment agreement referred to in the RSA and this Agreement (including the Exhibits, the Schedules, and the other documents and instruments referred to herein and in the RSA) constitutes the entire agreement of the parties hereto and supersedes all prior agreements, arrangements or understandings, whether written or oral, among the parties hereto with respect to the subject matter of this Agreement (including the Backstop Commitment Term Sheet referred to in the RSA), except that the parties hereto acknowledge that any confidentiality agreements heretofore executed among the parties hereto and the RSA will continue in full force and effect.
Section 19.    GOVERNING LAW; SUBMISSION TO JURISDICTION; SELECTION OF FORUM; WAIVER OF TRIAL BY JURY. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement (including the exhibits and schedules hereto), or the negotiation, execution, termination, performance or nonperformance of this Agreement (including the exhibits and schedules hereto), shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed in such State, without regard to any conflict of laws principles thereof, and, to the extent applicable, the Bankruptcy Code. Each party hereto agrees that it shall bring any action or proceeding in respect of any claim based upon, arising out of, or related to this agreement, any provision hereof or any of the transactions contemplated hereby, in the United States District Court for the Southern District of New York or any New York State court sitting in the Borough of Manhattan of New York City (the “Chosen Courts”), and solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement (a) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (a) waives any objection to laying venue in any such action or proceeding in the Chosen Courts and (a) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party hereto; provided that upon the commencement of the Chapter 11 Cases, the Bankruptcy Court shall be the sole Chosen Court. Each party hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. EACH PARTY HERETO WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, MATTER OR PROCEEDING BASED UPON, ARISING OUT OF, OR RELATED TO THIS AGREEMENT, ANY PROVISION HEREOF OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 20.    COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties hereto (including via facsimile or other electronic transmission), it being understood that each party need not sign the same counterpart.
Section 21.    CONSENT OR APPROVAL OF THE BACKSTOP PARTIES. Whenever this Agreement refers to any consent or approval to be given by, or determination to be made by, the Backstop Parties, unless otherwise expressly provided in any particular instance, such reference shall be deemed to require the consent, approval or determination of the Required Backstop Parties only (and not any other Backstop Parties).
Section 22.    AMENDMENTS AND WAIVERS.
(a)    This Agreement may be amended, modified or supplemented and the terms and conditions of this Agreement may be waived, only by a written instrument signed by the Company and the Required Backstop Parties and subject, to the extent required after the Petition Date, to the approval of the Bankruptcy Court; provided that any modification of, or amendment or supplement to, this Agreement that would have the effect of (i) materially and adversely affecting any Backstop Party in a manner that is disproportionate to any other Backstop Party, (ii) increasing the aggregate purchase price to be paid by all of the Backstop Parties in respect of the Backstop Party Shares, (iii) increasing or decreasing any Backstop Party’s Backstop Commitment Percentage (as set forth on Schedule 2) (other than as a result of a permitted transfer to which such Backstop Party is a party or pursuant to Section 4 hereof), (iv) changing the terms of or the conditions to payment of the Backstop Commitment Premium, (v) amending, modifying or supplementing the terms applicable to the Backstop Parties in respect of Section 13 (or any other amendment, modification or supplement in respect of the matters governed by Section 13 as are applicable to the Backstop Parties) or (vi) modifying this Section 22, shall require the prior written consent of each Backstop Party.
(b)    No delay on the part of any party hereto in exercising any right, power or privilege pursuant to this Agreement will operate as a waiver thereof, nor will any waiver on the part of any party hereto of any right, power or privilege pursuant to this Agreement, nor will any single or partial exercise of any right, power or privilege pursuant to this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement. The rights and remedies provided pursuant to this Agreement are cumulative and are not exclusive of any rights or remedies which any party hereto otherwise may have at law or in equity.
Section 23.    SPECIFIC PERFORMANCE; DAMAGES. The parties hereto acknowledge and agree that any breach of the terms of this Agreement would give rise to irreparable harm for which money damages would not be an adequate remedy and, accordingly, the parties hereto agree that in addition to any other remedies, each party hereto will be entitled to enforce the terms of this Agreement by a decree of specific performance without the necessity of proving the inadequacy of money damages as a remedy and without the necessity of posting bond.
Section 24.    OTHER INTERPRETIVE MATTERS.
(a)    Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation shall apply: (i) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded and, if the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day; (i) any reference in this Agreement to $ shall mean U.S. dollars; (i) all exhibits and schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein and any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein shall be defined as set forth in this Agreement; (i) words imparting the singular number only shall include the plural and vice versa; (i) the words such as “herein,” “hereinafter,” “hereof,” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires; (i) the word “including” or any variation thereof means “including, without limitation” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it; (i) the division of this Agreement into Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement; and (i) all references in this Agreement to any “Section” are to the corresponding Section of this Agreement unless otherwise specified. References herein to the “Company” after the Plan Effective Date shall be deemed to be references to the “Reorganized CRC” and references to the “Company” prior to the Plan Effective Date shall be deemed to be references to the Company, in each case for all purposes of this Agreement.
(b)    The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provision of this Agreement.
(c)    The obligations of each Backstop Party under this Agreement and the transactions contemplated herein and therein are several and not joint with the obligations of any other Backstop Party, and no Backstop Party shall be responsible in any way for the performance of the obligations of any other Backstop Party under this Agreement or the transactions contemplated herein. Nothing contained herein or in any other agreement referred to in this Agreement, and no action taken by any Backstop Party pursuant hereto shall be deemed to constitute the Backstop Parties as, and the Debtors acknowledges that the Backstop Parties do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Backstop Parties are in any way acting in concert or as a group, including, without limitation, with respect to any agreement, arrangement, or understanding with respect to acting together for the purpose of acquiring, holding, voting, or disposing of any equity securities of the Debtors or with respect to acting as a “group” within the meaning of Rule 13d-5 under the U.S. Securities Exchange Act of 1934, and the Debtors will not assert any such claim with respect to such obligations or the transactions contemplated by this Agreement and the Debtors acknowledge that the Backstop Parties are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. The Debtors acknowledge and each Backstop Party confirms that it has independently participated in the negotiation of the transactions contemplated herein with the advice of its own counsel and advisors. Each Backstop Party shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement and it shall not be necessary for any other Backstop Party to be joined as an additional party in any proceeding for such purpose. The use of a single agreement to effectuate the transactions contemplated herein was solely in the control of the Debtors, not the action or decision of any Backstop Party, and was done solely for the convenience of the Debtors and not because it was required or requested to do so by any Backstop Party. It is expressly understood and agreed that each provision contained in this Agreement is between the Backstop Parties and the Debtors, solely, and not between the Debtors and the Backstop Parties collectively and not between and among the Backstop Parties.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.
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Schedule 1
Debtor Entities
California Resources Corporation
California Heavy Oil, Inc.
California Resources Coles Levee, L.P.
California Resources Coles Levee, LLC
California Resources Elk Hills, LLC
California Resources Long Beach, Inc.
California Resources Mineral Holdings LLC
California Resources Petroleum Corporation
California Resources Production Corporation
California Resources Production Mineral Holdings, LLC
California Resources Real Estate Ventures, LLC
California Resources Royalty Holdings, LLC
California Resources Tidelands, Inc.
California Resources Wilmington, LLC
CRC Construction Services, LLC
CRC Marketing, Inc.
CRC Services, LLC
Monument Production, Inc.
Oso Verde Farms, LLC
Socal Holding, LLC
Southern San Joaquin Production, Inc.
Thums Long Beach Company
Tidelands Oil Production Company LLC

Schedule 2
Backstop Commitment Percentages
[attached]
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